Exhibit 10.161

LEASE AGREEMENT

Dated as of the date set forth below Landlord’s signature

By and Between

Platinum Eagles 2011, LLC,

a Florida limited liability company,

Landlord

and

LA ROSA REALTY SUCCESS LLC

a Florida limited liability company

Tenant

LEASE INDEX

i

LEASE INDEX

ii

LEASE INDEX

iii

LEASE AGREEMENT

TIDS LEASE AGREEMENT (this “Lease”), is made and entered into as of the Date of this Lease, by and between Landlord and Tenant, all as defined below.

ARTICLE I GRANT AND TERM

SECTION 1.01. Basic Lease Provisions.

(A)	DATE OF LEASE: As of the date set forth below Landlord’s signature.

(B)	PARTIES AND ADDRESS FOR NOTICES AND PAYMENTS:

Landlord:	Platinum Eagles 2011, LLC
With a copy to:
Sarah Gulati, Esq.
Gulati Law, P.L.

Tenant:	LA ROSA REALTY SUCCESS LLC

(C)	EXCUSIVE USE (Section 5.01): Tenant shall be granted the following limited and qualified permitted use for the Center. Tenant shall be entitled to operate a real estate brokerage bearing the trade name La Rosa Realty Success (the “Permitted Use”). For purposes of absolute clarity, Tenant’s exclusive use right shall be limited only to the operation of real estate brokerage office. If during the Term of the Lease Tenant should cease operating as a real estate brokerage office or should Tenant be in default of any term or condition in the Lease, any exclusive rights shall immediately and automatically terminate. For purposes of this Lease, a “Real Estate Brokerage” is defined as an operation which advertises or holds out to the public by any oral or printed solicitation or representation that the operation is engaged in the business of buying, selling, exchanging, leasing, or renting real property.

In no event will Tenant request to operate or operate in any manner which would violate any other Exclusive or Primary Uses or any Prohibited Uses in the Shopping Center.

(D)	TENANT’S TRADE NAME (Section 5.01): “La Rosa Realty Success”

(E)	SHOPPING CENTER: Wekiva Corners (the “Shopping Center”), located in Orange County, Florida.

(F)	PREMISES (Section 1.03): Suite 2244, having a mailing address of 2200 E. Semoran Blvd, Suite 2244, Apopka, Florida 32703, and containing a leasable area of approximately 1,150 leasable square feet.

(G)	TERM (SECTION 1.04): Commencing on the date of execution of this Lease (the “Co1mnencement Date”), as defined in Section l.04(a) and ending on the “Expiration Date”, as defined in Section 1.04(a).

(H)	MINIMUM/BASE RENT (Section 2.01): See attached Exhibit “A”.

(I)	INITIAL ESTIMATED COMMON AREA MAINTENANCE PAYMENT (Section 7.01): $4.50 per leasable sq. ft per year, plus applicable sales tax. Controllable CAM charges shall not exceed, on a cumulative basis, more than five (5%) per annum. Non-controllable expenses will be billed at the actual amounts. Non-controllable expenses are defined as real estate taxes and the cost of all insurance relating to the Premises. Tenant shall additionally pay all applicable sales tax.

(J)	INITIAL ESTIMATED REAL ESTATE TAX EXPENSE (Section 2.02) AND INSURANCE PAYMENT (Section 10.02): Included in the Common Area Maintenance Payment, Section 1.01

(K)	ESTIMATED PROPORTIONATE SHARE: Tenant’s estimated proportionate share is subject to change upon an increase or decrease in the Shopping Center or Premises square footage.

(L)	SECURITY DEPOSIT (Section 1.06): Tenant shall deposit FIVE THOUSAND and 00/100 Dollars ($5,000.00) with Landlord upon execution of the Lease. If Tenant fails to pay the Base Rent, or otherwise defaults under the Lease, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due to Landlord

(M)	GUARANTOR(S): Frank Delesline Ill

(N)	Intentionally Deleted.

(O)	OPERATING HOURS (Section 5.02): From at least o’clock a.m. to o’clock p.m. of each business day, Monday through Friday. Tenant shall operate on Saturday and Sunday from at least a.m. to p.m.

(P)	BROKER(S): Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder regarding the Premises, except the Landlord’s Broker, Anthony Bernabe of Equity, LLC and Tenant’s Broker Frank Delesline of La Rosa Realty Downtown Orlando, LLC. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims for commissions from any real estate broker other than the Landlords Broker and the Tenants Broker with whom it has dealt in connection with this Lease. Landlord shall pay Landlord’s Broker who is responsible for commissions due to the Tenant’s Broker in connection with this lease pursuant to the terms of separate agreements between Landlord and Landlord’s Broker. This provision shall survive the expiration or earlier termination of this Lease.

(Q)	TENANT’S PROPORTIONATE SHARE: The term “Tenant’s Proportionate Share” of a given expense shall mean the sum derived by multiplying the amount of the expense by a fraction, the numerator of which shall be the gross leasable floor area of the Premises, and the denominator of which shall be the gross leasable floor area of the Shopping Center.

These Basic Lease Provisions are incorporated herein by this reference. In the event there are any inconsistencies between the Basic Lease Provisions and the following sections of this Lease, the following sections shall control.

SECTION 1.02. Enumeration of Exhibits.

The following Exhibits and Addenda are attached to this Lease and incorporated herein by this reference.

Exhibit “A” -	Rent Schedule

Exhibit “B” -	Landlord’s Work

Exhibit “B-1” -	Contractor Requirements

Exhibit “C” -	Sign Criteria

Exhibit “D” -	Guaranty Agreement

Exhibit ’‘E” -	Shopping Center Rules and Regulations

Exhibit “F”	Memorandum of Rent Commencement

Exhibit “G”	Disbursement of Tenant Improvement Allowance

Exhibit“A”	does not constitute a covenant or warranty that the present layout of the Shopping Center will be maintained throughout the Term.

SECTION 1.03. Leased Premises.

Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, hereby leases the Premises to Tenant for the Term.

SECTION 1.04. Term.

(a) The term of this Lease (the “Tenn”) shall commence on October 1, 2020 (the “Commencement Date”). The payment of Rent shall commence upon the earlier of the following: 1) Ninety (90) days after Landlord has notified Tenant in writing that Landlord’s work has been substantially complete; or 2) upon Tenant’s opening for business (the “Rent Commencement Date”). The initial lease tenn shall commence on the Rent C01mnencement Date and continue for five (5) years after the Rent Commencement Date, however, if the Rent Commencement Date is a day other than the first (1st) day of the calendar month, then the first (!51) Lease Year shall begin on the Rent Commencement Date and end on the last day of the twelfth (12th) full calendar month thereafter and each subsequent Lease Year shall begin on the first (l st) day of the calendar month following the end of the preceding Lease Year and shall continue for twelve (12) consecutive calendar months thereafter (each a “Lease Year”) and the last day of the last Lease Year shall be deemed to be the expiration of the Lease Term (the “Expiration Date).

(2) Landlord shall deliver keys to the Premises to Tenant following Landlord’s completion of Landlord’s Work in all material respects, whereupon Tenant may finish out the interior of the Premises at Tenant’s cost in accordance with the provisions of Article VIII hereof. Tenant shall provide Landlord with copies of certificates of insurance complying in all respects with the tenns of this Lease for all insurance required to be provided hereunder prior to entering the Premises. Tenant agrees that Tenant’s entry into the Premises prior to the Rent Commencement Date shall be governed by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date keys to the Premises are delivered to Tenant and the Rent Commencement Date, other than the payment of Rent, which shall commence on the Rent Commencement Date.

SECTION 1.05. Calendar Year.

(a) Calendar Year. “Calendar Year” or “calendar year”, for the purpose of this Lease, shall mean each successive January 1 to December 31 period falling within the Term. The periods from the Commencement Date to the end of the Calendar Year in which commencement occurs, and from January 1st of the Calendar Year in which the Term ends until the date on which the Te1m ends, shall be considered “Fractional Calendar Years”, except to the extent the Term may commence on Janua1y 1 or end on a December 31. Unless the context clearly requires otherwise the words “Calendar Year” or “calendar year” shall be deemed wherever used to include any Fractional Calendar Years which may fall within the Term.

SECTION 1.06. Security Deposit.

Simultaneously with the execution and delivery to Landlord of this Lease by Tenant, Tenant shall deposit with Landlord as a Security Deposit the sum shown in Section l.Ol(L) of this Lease. Landlord may apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any other defaults of Tenant, or otherwise as permitted by law or in equity. If Landlord uses any pa.it of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit, and Landlord may commingle the Security Deposit with other funds of Landlord.

ARTICLE II

RENT

SECTION 2.01. Minimum Rent and Additional Rent.

(a) In consideration of the leasing to Tenant of the Premises and the covenants and agreements herein contained, beginning on the Rent Commencement Date, Tenant hereby covenants and agrees to pay to Landlord throughout the Tenn, in addition to all other sums payable from time to time hereunder, without demand and without any deductions, offsets, or counterclaims whatsoever, at Landlord’s offices or such other place as Landlord may from time to time designate, as the Minimum Rent for the Premises (“Minimum Rent”), the sums set forth in Section l.Ol(H) above, plus applicable sales or use tax thereon along with “Additional Rent”, as defined in Section 2.0l(b), plus applicable sales or use tax thereon.

(b) The term “Additional Rent” shall mean all sums other than Minimum Rent payable under this Lease, including, without limitation, Tenant’s Proportionate Share of Common Area Maintenance expenses, Real Estate Taxes and Landlord’s insurance, estimated at $4.50 per square foot, with annual reconciliation. Controllable CAM charges not to exceed, on a cumulative basis, more than five (5%) percent per annum. Any and all sums payable by Tenant to Landlord under this Lease, however designated, shall be considered Rent or Additional Rent, whether or not specifically so identified. The term “Rent” or “Rents” when used herein shall mean all monies due from Tenant to Landlord hereunder, or whatever type, or any particular type of money so payable, including any sales tax assessed thereon by the State of Florida or other governmental auth01ity. Non-controllable expenses will be billed at the actual amounts. Non-controllable expenses are defined as Real Estate Taxes and the cost of all Insurance Premiums relating to the property.

(c) In the event of a partial calendar month, a prorated installment of Minimum Rent and Additional Rent shall be calculated and payable at the rates then applicable under this Lease. Tenant will pay Landlord as prorated rent, an amount equal to the base monthly rent multiplied by the following fraction: the number of days from the Commencement Date to the first day of the following month divided by the number of days in the month in which this lease commences. The prorated rent is due on or before the Rent Commencement Date.

(d) This Lease shall be deemed and construed to be a “totally net lease” except as otherwise specifically provided herein, and Landlord shall receive all Rent and other payments to be made by Tenant hereunder free from any and all charges, assessments, sales or use taxes, impositions, expenses or deductions of any kind or nature whatsoever. However, nothing contained herein shall be construed to obligate Tenant to pay any franchise, corporation, transfer, estate, inheritance or income tax imposed upon Landlord.

(e) All Rent is due commencing on the Rent Commencement Date, unless abatement stated below and thereafter on the first day of each calendar month during the Term. All sums due under this Lease shall be payable only in United States cun-ency. All checks rendered as payment must be good on presentation to the bank upon which drawn. Landlord shall have the right to impose a bad check fee if any check tendered by Tenant is returned for insufficient funds, and also thereafter to require payment by cashier’s check, money order, wire transfer, or automated monthly transfer from Tenant’s bank account.

(f) Abatement of Rent. For so long as there is no event of Default beyond any notice and cure period, no Base Rent nor Shared Expenses shall be due for ninety (90) days beginning on the Rent Commencement Date, which shall constitute the Abatement Period. Tenant shall pay all other charges due under this Lease, including full CAM and any other costs incurred for the Premises during the Abatement Period, including but not limited to, any utilities or required Tenant Insurance or other costs incurred for the Premises or due to the operation of Tenant’s business. In the event of a Default by Tenant beyond any notice and cure period, at any time during the term of the Lease or any renewal period, the entire minimum guaranteed rent and shared expenses and any other amounts of rent abated during the Abatement Period and otherwise due and payable for the Abatement Period shall become immediately due and payable by Tenant.

If the Tenant fails to pay any Fixed Rent Payment, Additional Rent Payment, Applicable Sales Taxes, or any other swn of money or charge payable to Landlord under the tem1s of the lease by the 3rd of each month, then Landlord shall assess against Tenant and Tenant shall within five (5) days’ pay to Landlord a late payment penalty of five percent (5%) of said amount per occurrence.

SECTION 2.02. Real Estate Taxes.

Landlord shall pay or cause to have paid all taxes and assessments, special or otherwise, which may be assessed against the land and improvements constituting the realty of the Premises and Shopping Center (“Real Estate Taxes”). Tenant shall, as Additional Rent, pay Tenant’s Proportionate Share of Landlord’s cost of Real Estate Taxes, less any contributions by Anchor Stores and outparcels (Tenant’s initial estimate set forth in Section 1.0I(J) above), to be paid in equal monthly installments due on the first ( Ist) day of each calendar month commencing on the Rent Commencement Date. Such amount shall be adjusted from time to time at least annually after the tax bills are revised, whether by reason of an increase in either the tax rate or the assessed valuation, or by reason of the levy, assessment, or imposition of any tax or assessment of any kind on real estate or rentals, not now levied, assessed or imposed, or for any other reason, and in such an event Tenant shall pay to Landlord within thirty (30) days after invoice, as Additional Rent for the tax year in question, the amount of such excess.

Tenant at all times shall be responsible for and shall pay, before delinquency, all municipal, county, state or federal taxes assessed against any leasehold interest or any fixtures, furnishings, equipment, stock-in-trade or other personal property of any kind owned, installed or used in or on the Premises.

ARTICLE Ill

TENANT’S FINANCIAL STATEMENTS

SECTION 3.01. Tenants Financial Statements

Tenant will, within 60-days of each calendar year-end, submit P&L statements to the Landlord for review.

ARTICLE IV

CONDITION OF PREMISES

SECTION 4.01. Condition of Premises.

(a) Tenant acknowledges that Landlord has made no representation or promise as to the condition of the Premises, nor shall Landlord be required to construct any improvement, alteration or addition to the Premises, except as provided herein. Prior to the Commencement Date, Landlord, at Landlord’s sole cost, shall perfonn the work set forth in Exhibit “B” attached hereto and made a part hereof (“Landlord’s Work”). Tenant expressly acknowledges that it has inspected the Premises and is fully familiar with the condition thereof, and Tenant agrees to accept the Premises in its “AS-IS WHERE-IS” condition, subject to Landlord’s Work to be performed by Landlord in accordance with this Section. Landlord shall have no obligation to perfonn any work therein and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition of construction of improvements therein. Tenant’s taking possession of the Premises shall be deemed conclusive evidence that, as of the date of taking possession, the Premises were in good order and satisfactory condition. No promise of Landlord to alter, remodel, repair, or improve the Premises or the Shopping Center, and no representation, express or implied, respecting any matter or thing relating to the Premises, the Shopping Center or this Lease (including, without limitation, the condition thereof) have been made to Tenant by Landlord, other than as may be expressly contained in this Lease. Promptly following the Commencement Date Tenant shall perform the Work to the Premises as Described in the “Work Letter”.

(b) Tenant may, at Tenant’s option, build out the interior of the Premises (the “Tenant Improvements”), provided that Tenant has first submitted to Landlord a proposal and plans for the contemplated Tenant Improvements, and received Landlord’s written approval of same. All Tenapt Improvements performed by Tenant or Tenant’s contractors shall be completed in a good and workmanlike manner and in conformance with all applicable federal, state, and local laws, ordinances, rules and regulations and all building, health, safety, fire and envirom11ental codes. Tenant shall be solely responsible for all costs of the Tenant Improvements. The planning, performance and installation of the Tenant Improvements contemplated herein by Tenant shall be further subject to all applicable provisions of this Lease including, without limitation, the provisions of Articles VIII, X and XIII. Tenant shall indemnify and hold harmless Landlord, Landlord’s officers, directors, employees, agents, successors and assigns from and against any loss, cost, damage, liability or expense (including attorneys’ fees and disbursements) arising by reason of the nonpayment, late payment or shortage in the payment of any sales tax on the cost of the Tenant Improvements. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

ARTICLEV

CONDUCT OF BUSINESS BY TENANT

SECTION 5.01. Use of Premises.

The Premises are to be used under this Lease as specified in Section 1.0l(C) and under the Trade Name specified in Section 1.01(D) and for no other purpose and under no other trade name whatsoever without the prior written consent of Landlord. Tenant agrees to occupy the Premises and open its doors for business promptly upon the commencement of the initial Term and thereafter continuously during the Term to actively conduct business with the public in the Premises, subject to the provisions of Section 5.02(h) below.

If Tenant violates the foregoing and does not cease such violation within five (5) days following written notice of such violation from Landlord, in addition to other remedies available to Landlord in this Lease or in law, (i) Tenant shall pay to Landlord a fine in the amount of $1,000.00 for each day of such violation, (ii) Tenant hereby consents to any injunctive relief requested by Landlord, and (iii) Tenant shall pay all expenses, including, without limitation, reasonable attorney’s fees and court costs, incurred by Landlord in the enforcement of the rights set forth in this Section 5.01. If Tenant fails to reimburse Landlord upon demand for any amount paid by Landlord hereunder within thirty (30) days after receipt from Landlord of bills or written notice of claim for reimbursement, said amount shall accrue interest at the maximum rate permitted by law.

SECTION 5.02. Operation of Business.

(a) Tenant agrees to staff the Premises fully and adequately with sufficient employees as is reasonably required for Tenant’s business therein and not for any other business locations of Tenant.

(b) Tenant shall keep the Premises continuously open for business with the public at least during the Operating Hours set forth in Section 1.01(0). Tenant shall, except as may be controlled under a Shopping Center master switch, keep any lighting or signage (if any) underneath the front canopy and the storefront signs upon the Premises illuminated from dusk until at least 11:00 o’clock p.m., local time each day.

(c) Tenant shall not conduct any auction, fire, bankruptcy, liquidation, going out of business, or close-out sales, nor shall it operate a “wholesale”, “outlet” or “surplus” store, or utilize any unethical or disreputable method of business operation. This provision shall not preclude the conduct of periodic promotional, seasonal, or clearance sales.

(d) Tenant shall use and maintain the Premises consistent with present reasonable standards of operation of a first class shopping center and Tenant shall not pennit solicitation, demonstrations, itinerant vending, loitering or any other activities inconsistent with such standards, and shall not use or permit the Premises to be used for any unlawful, disreputable or immoral purpose, or which in any way will injure the reputation of the Shopping Center, or be a nuisance to other tenants of the Shopping Ce“nter.

(e) No pool tables, video games or the like shall be installed by Tenant in the Premises without the prior written consent of Landlord, which consent may be withheld in the sole unfettered discretion of Landlord.

(f) Tenant is required to provide, at its sole cost and expense, adequate security detail (marked and unmarked) as is necessary to maintain the safety and secmity of Tenant’s patrons upon and around the Premises, as determined by Landlord. In addition, Landlord shall not be required to provide any type of security for Tenant’s employees and customers upon and around the Premises, such risks and obligations are expressly assumed by Tenant. Tenant’s insurance and indemnity obligations otherwise contained in this Lease shall apply to the activities of Tenant’s security company and to the safety of Tenant’s employees and patrons upon and around the Premises.

(g) Tenant shall not allow excessive noise from crowds or activities in the Premises to occur and shall not use or permit the use of any radio, Muzak, stereo system, loudspeaker, or other sound-producing or transmitting apparatus or any musical instrument in such manner that the sound shall be audible beyond the interior of the Premises. In addition, Tenant shall not cause or permit objectionable odors to emanate from the Premises.

(h) In the event Tenant (i) shall fail to take possession and open for business in the Premises fully fixture, stocked and staffed prior to the Rent Commencement Date, or (ii) shall vacate, abandon or desert the Premises, or (iii) shall cease operating Tenant’s business therein (except where the Premises are rendered untenantable by reason of fire, casualty or other causes beyond Tenant’s control not resulting from the negligent acts or omissions of Tenant or Tenant’s employees, agents, contractors, licensees, concessionaires or invitees), such “failure to do business” shall be a default under the terms of this Lease.

SECTION 5.03. Rules & Regulations.

Landlord reserves the right to make such other and further non-discriminatory, rules and regulations as Landlord deems necessary or desirable for the orderly use, reputation, safety, care, and cleanliness of the Premises and Shopping Center and for the preservation of any property therein, and the comfort, quiet and convenience of other occupants of the Shopping Center. Any failure by Landlord for any period or in any instance to enforce any rules and regulations against Tenant or any other tenants of the Shopping Center shall not constitute a waiver of such rule or regulation or prevent Landlord from subsequently requiring compliance therewith. Tenant shall be obligated to cause its employees, invitees, customers and agents to likewise observe such rules and regulations and any violation of such rules and regulations by any such person shall be regarded as a violation by Tenant. See attached Exhibit “E” hereto.

ARTICLE VI

COMMON AREAS AND FACILITIES; SIDEWALKS

SECTION 6.01. Control of Common Areas by Landlord.

(a) Definition. Tenant and its customers shall have, together with Landlord and other tenants and their customers, the joint use, for their intended purposes, of the common areas and facilities of the Shopping Center, which shall include, without limitation, parking areas, driveways, service driveways, sidewalks restrooms, elevators and other facilities as shall from time to time be designated by Landlord to be for common use (collectively, the “Common Areas”). Such use shall be subject to such reasonable rules and regulations as Landlord may from time to time adopt governing the same. Landlord shall, at all times, have full control over the layout and extent of said Common Areas and facilities, and the right, at any time, to change the location, shape, height and size of buildings, or to construct additional buildings and improvements on the site, including without limitation future outparcel buildings.

(b) Parking Areas and Regulations. Tenant agrees that all persons employed in the Premises shall park their vehicles only in parking areas designated by Landlord for employee parking, and that it shall not allow its employees to park their cars outside said areas. Any areas which may be currently so designated for employee parking are shown on Exhibit “A”. Landlord shall have the right from time to time to change the area, level, location and arrangement of parking areas and other facilities and to restrict parking by tenants, their officers, agents and employees to employee parking areas. In the event that any vehicle owned or operated by Tenant shall be parked in any pa1i of the Shopping Center other than the designated employee parking areas, Tenant shall pay Landlord an amount equal to the uniform daily rate theretofore established by Landlord for the Shopping Center (such rate presently being ten dollars ($10.00) per day, which amount Landlord may in its sole discretion adjust from time to time), for each such vehicle for each day, or part thereof, such vehicle is so parked, and Landlord may tow any vehicle which is so parked at the expense of Tenant or of the owner of the car which was towed. Upon Landlord’s request, Tenant shall furnish Landlord the license plate numbers of all employees of Tenant. The parking areas shall not be used for the storage or servicing of vehicles. No vehicle whatsoever, including without limitation vehicles owned or controlled by Tenant or any officer, agent or employee of Tenant, shall be parked in the parking facilities or other Common Areas for more than twenty-four (24) hours consecutively. Landlord may tow any vehicle which is so parked at the expense of the owner of such vehicle, or at Tenant’s expense if such vehicle is owned by Tenant. Landlord shall have the right to temporarily close any and all portions of the parking areas to such extent as may, in the opinion of Landlord’s legal counsel, be legally necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein or to temporarily close, if necessary, any part of the parking area or areas in order to discourage noncustomer parking or for repairs, so long as access and visibility is not substantially impaired. Tenant shall prevent the parking or standing in drive lanes and fire lanes outside the front of the Premises of trucks, tr·ailers or other vehicles or equipment engaged in making deliveries to or from the Premises. Landlord may, in addition to any other remedies, including towing such vehicles, levy a fee of Twenty Dollars ($20.00) per violation of this provision. Landlord may have any vehicle which is parked or standing in a drive lane or fire lane, and any vehicle which without Landlord’s written consent has been parked anywhere in the Shopping Center for more than twenty-four (24) hours consecutively, towed without warning at the expense of the owner of such vehicle.

(c) Alterations and Additions. Landlord hereby reserves the right, at any time, to make alterations or additions to and to build additional stories on the Shopping Center and to build above, adjacent to or adjoining the same. Landlord also reserves the right to construct other buildings or improvements at the Shopping Center from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjacent to or adjoining same and to construct double-deck or elevated parking facilities. Landlord reserves the right, at any time, to construct additional buildings and/or relocate, reconfigure or change the size of the various buildings, automobile parking areas, and other Common Areas shown on said site plan. If Landlord subsequently develops any land adjoining the Shopping Center for similar retail use, whether or not such land is now owned by Landlord, or if Landlord subsequently acquires any land adjoining the Shopping Center which at the time of acquisition has already been developed for similar retail use, Landlord shall have the option in its sole discretion of treating or not treating such land as part of the Shopping Center for all purposes of this Lease or for such purposes hereof as it may determine are appropriate. Notwithstanding the above, Landlord shall not have any obligation to make any alterations or additions, and in the event that it does, it shall not be liable to Tenant for any reduction or abatement of Rent, diminution in value of the Premises or claims of constructive or actual eviction resulting from such activities.

SECTION 6.02. License for Use of Common Areas.

All of Tenant’s rights to use Common Areas and facilities not within the Premises as stated in this Lease shall be considered to be in the nature of a license for the Term, which license shall be considered partially revocable to the extent and in the sense that if the amount of such areas shall be diminished or altered at any time or from time to time during the Term, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

SECTION 6.03. Sidewalk and Loading Area Clearance; Trash and Debris.

(a) Sidewalk Clearance. Tenant shall at all times keep the entire sidewalk area in front of the Premises (for the entire depth of the sidewall<, along the entire front of the Premises), and the loading area to the rear of Premises, clean and free of litter and all other hazards, hindrances and obstructions.

(b) No Exterior Sales. Tenant is prohibited from using all or any part of the sidewalk area in front of the Premises, or of the drive lanes, parking areas, or any Common Areas or any courtyard areas, or any other areas of the Shopping Center outside of the Premises, for the sale, display, or placement of merchandise, display tables, display cases, signboards, and the like, or for any other promotional or selling activities, including vehicles with Tenant’s name affixed thereon parked so as to serve as a promotional device.

(c) Definition. For purposes of this Section and any other Sections of the Lease concerning or addressing sidewalks, the term “sidewalk area in front of the Premises” and any like or similar term shall be deemed to include the entire depth of the sidewalk from outside curb face to building face, along the entire front of the Premises, and shall include any segment of sidewalk which may wrap around any comer and/or run along any side wall of the Premises, for the entire width and length of such segment of sidewalk, and shall further include any handicap ramps lying within or connected to such front and/or side segments of such sidewalks.

ARTICLE VII

COST OF MAINTENANCE OF COMMON AREAS

SECTION 7.01. Tenant to Pay Proportionate Share of Expenses.

In addition to the Minimum Rent and all other payments required herein, Tenant shall pay as Additional Rent to Landlord Tenant’s Proportionate Share of the costs required to maintain the Common Areas (the “Common Area Maintenance” expenses), less any contributions by Anchor Stores and outparcels (Tenant’s initial estimate set forth in Section 1.0l(I) above), to be paid in equal monthly installments due on the first (1st day of each calendar month commencing on the Rent Commencement Date. The purpose for or manner in which said payments shall be used shall be within the sole control of Landlord. Upon Tenant’s request, Landlord shall provide Tenant with an annual summary statement of expenses. Landlord may expend Common Area Maintenance funds and incur Common Area Maintenance expenses in such proportions as it may in its sole discretion determine in order to: (1) operate, maintain, repair, clean, landscape, and/or mow the Common Areas and any landscaping thereon; (2) operate, maintain and repair any retention or detention ponds; (3) maintain or repair drainage systems and any other utility systems; (4) maintain, resurface, seal, repair or stripe parking lots, parking lot lighting and service driveways; (5) maintain, repair or light the parking lot, sidewalks, service drives or any other Common Areas; (6) identify the Shopping Center and/or construct or maintain any Shopping Center directory; (7) pay any utility costs and any governmental assessments or surcharges on or relating to the Common Areas and facilities; (8) maintain and/or repair any roof or down spouts in the Shopping Center; (9) maintain and/or repair, awnings, if any, in the Shopping Center; (10) provide personnel for security and on-and off-site traffic control; (11) operate, maintain, repair, and clean the exterior of the buildings comprising the Shopping Center; (12) collect, as a Cmmnon Area Maintenance cost, an administrative fee not in excess of 15% of all Common Area Maintenance expenses other than such fee; (13) collect, as a Common Area Maintenance cost, a property management fee of no more than five percent (5%) of Landlord’s gross revenues of the Shopping Center (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager); and (14) generally maintain the Common Areas and facilities of the Shopping Center in whatever manner Landlord sees fit.

SECTION 7.02. Increased Maintenance Costs.

In the event that Tenant’s Proportionate Share of Common Area Maintenance expenses incurred exceeds the estimate set forth in Section 1.01(1) above, Tenant shall pay this additional cost to Landlord upon demand. Landlord may adjust the Common Area Maintenance expenses from time to time, and Tenant’s Proportionate Share of san1e shall be adjusted accordingly.

ARTICLE VIII

FIXTURES AND ALTERATIONS; SIGNAGE

SECTION 8.01. Tenant Work; Utilities.

(a) Tenants Work: Tenant shall perform, at its own cost and expense, all work required by Tenant to fully fixture and operate its business at the Leased Premises (“Tenants Work”). All fixtures installed by Tenant in or about the Leased Premises shall be new or in first class condition. Within fourteen (14) days after Lease commencement, Tenant shall furnish to Landlord two (2) complete sets of plans and specifications for Tenant’s Work (signed and sealed by a registered Florida architect, if required by applicable zoning laws). Such plans and specifications shall show the layout, fixturing, interior finish and storefront plans for the Leased Premises and any other work or equipment to be done or installed by Tenant affecting any structural, mechanical or electrical component of the Leased Premises or the Center. Tenant shall not commence the construction of any portion of the Tenant’s Work, until such time as Landlord has approved in writing such plans and specifications for Tenants Work. All of Tenants Work shall be performed in a good and workmanlike manner and shall be free from all defects in workmanship and materials. Any work on the Shopping Center or on the Premises by the Tenant or Tenant’s contractors in connection with improvements shall be subject to contractor Requirements set forth in Exhibit B-1, including without limitation, the insurance requirements relating to Tenant’s contractors.

Promptly following Landlord’s written approval of the Tenant’s Work, Tenant’s selection of Tenant’s contractor, and the receipt of all bids from subcontractors, Tenant will prepare a construction schedule outlining the major milestones of planned progress of construction and of the Tenant Improvements (the “Construction Schedule”) and deliver a copy of the Construction Schedule to Landlord.

(b) Tenant Improvement Allowance. So long as Tenant is not in default of any provision or obligation under the Lease, Landlord will provide a Tenant Improvement Allowance, not to exceed Five Thousand and 00/100 Dollars ($5,000.00), further described in Exhibit “G”. The allowance shall be equal to the actual cost, not to exceed $5,000.00, and any unused portion of the Tenant Improvement Allowance upon completion of the Tenant Improvements will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

(c) Utility Usage. Tenant shall be solely responsible for, and shall promptly pay for, all public utility and private services rendered, or furnished to or for the benefit of Tenant and to the Premises during the Te1m including heat, water, gas, electricity and sewer rental, together with all taxes, levies or other charges based on use of such utilities, together with applicable sales or use tax thereon. Should any such services be furnished by Landlord, Tenant agrees to pay Landlord for same. The rates charged shall not exceed those of a public utility company furnishing similar service in the area. All billings by Landlord for any such service shall be paid within fifteen (15) days of billing, or among Landlord’s other remedies, such services may be discontinued. Landlord shall not be liable for the quality, quantity or interruptions of such services.

(d) Fire Codes and Prevention. Tenant shall observe all applicable fire codes. If, during the Term, any public authority requires that the Premises (because of the Pennitted Use) be provided with a sprinkler fire protection system, Tenant agrees, at Tenant’s sole cost and expense, to install such a system in the Premises. Tenant shall supply and maintain, at its sole cost and expense, any and all fire prevention and fire extinguishing equipment, supplies and facilities, including but not limited to fire extinguishers and smoke detectors, which may be recommended or required by Landlord’s insurer or applicable public authorities. If there is a cooking facility within the Premises, Tenant shall provide an “Underwriters Laboratories Approved Fire Extinguishing System” which shall include a filter type grease guard mounted upon the roof installed according to the requirements of the local Insurance Service Office. In addition, each of said systems shall be equipped by Tenant with an automatic fuel cut-off device, which provides for shut down of fuel lines when the extinguishing system is activated. Tenant shall also provide a service contract which shall provide for semi-annual inspection and maintenance of the said systems, copies of which shall be furnished to Landlord for its approval.

(e) Noise or Heat-Generating Equipment. Tenant shall not install, keep or operate in the Premises machines or mechanical equipment which cause noise or vibration which may be transmitted to such a degree as to be objectionable to Landlord or other tenants without Landlord’s prior written consent and in the event such consent is given Tenant shall place or maintain the same on vibration eliminators or other devices sufficient to eliminate noise and vibration to Landlord’s satisfaction. Machines or equipment which generate heat or otherwise affect the air conditioning system in the Premises sufficiently to cause overloading of the air conditioning system shall not be allowed, except with Landlord’s prior written approval, which Landlord may condition upon Tenant’s installation of supplementary air conditioning equipment at Tenant’s expense.

(f) Impact Fees. Should the Tenant’s alterations to the Premises cause the City to assess impact fees, Tenant shall be solely responsible for paying the same.

SECTION 8.02. Roof.

Tenant is expressly prohibited from doing anything to or on the roof of the Premises without Landlord’s p1ior written approval. Tenant shall not be permitted to penetrate the roof in conjunction with the installation or operation of satellite dishes. The contractor selected by Tenant for any roof alteration shall be subject to the prior written approval of Landlord and any such alteration shall be conducted in a manner that will not void any warranties applicable to such roof. Any roof repairs required due directly or indirectly to the actions of Tenant or Tenant’s equipment and any extra expense incurred in re-roofing or repai1ing the roof, due directly or indirectly to any installation or alteration made by Tenant, shall be at Tenant’s expense.

SECTION 8.03. Removal of Tenant Improvements and Restoration of Premises.

At or before the time of surrender of the Premises to Landlord, Tenant may remove any trade equipment owned by Tenant which can be removed without damaging or defacing the Premises, provided that all Rents and charges stipulated to be paid by Tenant have been paid in full and further provided that any damage to the Premises, whether caused by the removal of such trade equipment or otherwise, has been repaired. With the exception of the removal of Tenant’s trade equipment, any alteration, improvement or installation shall be subject to Section 9.02 and shall remain the property of Landlord.

Any fixtures, personally, or other property not removed by Tenant upon Lease expiration or termination (whether by default or otherwise) shall at Landlord’s option be considered abandoned, and Landlord may dispose of such property as it deems expedient, without notice, without liability for trespass, and without liability for any damage to such property. Tenant shall, upon demand, reimburse Landlord for any expenses (including storage and cleaning) incurred by Landlord in connection with such property disposition.

SECTION 8.04. Signs, Awnings and Canopies.

Tenant, at Tenant’s expense, shall be permitted to place one (1) exterior sign on the front fascia of the Premises in accordance with the sign criteria set forth in the unified sign plan to be approved by Orange County, Florida, a draft of which is attached hereto as Exhibit “C’’ attached hereto, and the provisions of this Section, but Tenant shall not place, suffer or erect signs, awnings, canopies, advertising matter, decoration, or lettering on the interior or the exterior of any door, window, marquee, roof or walls of the Premises without the prior written approval of Landlord. Landlord shall reimburse Tenant for the Installation of the sign on the front exterior of the Premises for hard costs only. When so approved, such sign shall contain only the name and business of Tenant and Tenant agrees to maintain such sign in good condition and repair, and save and defend Landlord free of all expense, loss, costs (including attorneys’ fees) or damage which may result from the erection, maintenance, existence or removal of the same. Upon vacating the Premises, Tenant agrees to remove all signs on the Premises and to repair all damage caused or resulting from such removal. This Section and the Sign Criteria hereto attached as Exhibit “C” are intended to permit reasonable scope for individuality in signs and to assist in maintaining the high architectural and business character of the Shopping Center. The parties acknowledge that the Signage Criteria attached hereto as Exhibit “C” are preliminary in nature, and as such,may be modified by Landlord with the approval of Orange County, Florida. Tenant will, at its sole cost and expense, maintain such signage, banners, decoration, lettering, adve1tising matter or other thing as may be permitted on the Premises in good condition and repair at all times. Tenant shall submit to Landlord for approval drawings showing all proposed sign work to be erected in connection with the Premises. All signs shall conform to the sign criteria as outlined in the Sign Criteria attached hereto in Exhibit “C” and other such criteria as Landlord may, from time to time, establish for the Shopping Center, and shall comply with the Declaration (defined below) and all applicable laws, codes, rules and ordinances. Drawings submitted for approval shall clearly show color graphics as well as construction and attachment details of all signs including all signage dimensions, electrical load requirement, and brightness of foot-candles. Erection of any sign is prohibited unless approved in advance in writing by Landlord. No advertising medium or display within the Premises employing moving or flashing lights shall be permitted. Tenant’s rights in respect of signs shall not be transferable. Display windows and store signs shall be well lighted during hours when the Shopping Center is open. Upon expiration or termination of the Lease, the Tenant shall, in Tenant’s sole expense, remove and properly dispose of any exterior signage.

SECTION 8.05. Discharge and Non-Attachment of Liens; General Disclaimer.

(a) Mechanics’ Liens. Tenant shall not suffer or pennit any mechanic’s lien to be filed against Landlord’s fee simple interest in the Premises. Any mechanic’s lien for labor and materials furnished to or at the request of Tenant shall attach only to Tenant’s leasehold interest and shall not attach to or affect Landlord’s fee simple or remainder interest in the Premises. Tenant shall cause the release of record of any such lien, by payment, successful defense, or placement of payment bond or deposit, within sixty (60) days of the date such lien was filed, and Landlord may, if Tenant fails to comply with this covenant within such time period, pay or discharge the same and Tenant shall pay all costs thereof including attorneys’ fees to Landlord upon demand.

(b) Non-Attachment of Liens from Tenant Work. The interest of Landlord in the Premises shall not be subject in any way to any liens, including construction liens, for improvements to or other work performed with respect to the Premises by or on behalf of Tenant. Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of Landlord in the Premises or in the Property and all mechanics, material, contractors, artisans, and other parties contracting with Tenant or its representatives or privies with respect to the Premises or any part of the Premises are hereby charged with notice that they must look to Tenant to secure payment of any bill for work done or material furnished or for any other purpose during the term of this Lease. Without limiting the generality of the foregoing, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of construction liens upon the Premises and the Property, for all work or materials to be furnished to the Premises at the request or direction of Tenant signed by all architects, engineers, designers, contractors, subcontractors, materialmen, and laborers who become involved in such work. Notwithstanding the foregoing, Tenant, at its expense, shall cause any lien filed against the Premises or the Property, for work or materials claimed to have been furnished to Tenant, to be discharged of record or properly transferred to a bond pursuant to Section 713.24, Florida Statutes, within 30 days after notice thereof to Tenant. If Tenant shall fail to so discharge such lien or transfer it to a bond as required above, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to discharge or transfer the same to a bond. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys’ fees (if and to the extent permitted by Law) shall be paid by Tenant to Landlord on demand as Additional Rent. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by Law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens. Tenant shall notify every contractor making improvements to the Premises that the interest of Landlord in the Premises shall not be subject to liens for improvements to the Premises or for other work performed with respect to the Premises by or on behalf of Tenant. Upon request from Landlord, Tenant shall execute, acknowledge and deliver without charge a memorandum of lease or notice in recordable form containing a confirmation that the interest of Landlord in the Premises and Property shall not be subject to liens for improvements to the Premises or for other work performed with respect to the Premises by or on behalf of Tenant.

(c) Landlord not Liable for Plan Approvals. No approval given by Landlord at any time with respect to any plans, specifications, materials, or contractors of Tenant shall create or be regarded as grounds for any liability on Landlord’s part (a) to any contractor, subcontractor, laborer, materialman, or vendor performing work on or furnishing materials for the Premises for Tenant’s account; (b) to any governmental agency for any legal or code violations or use of improper materials or the like; or (c) to any third party sustaining an injury due to poor workmanship, improper design or improper materials. It is agreed and understood that Landlord’s review of any plans, specifications or contractor of Tenant is for a very.limited purpose and that Landlord undertakes absolutely no responsibility as to the safety or compliance with laws and codes of any improvements made by Tenant nor for the payment of persons working on or supplying materials for such improvements. No approval by Landlord of any of Tenant’s plans, specifications, building mate1ials, drawings or the like constitutes a representation, warranty or opinion as to the compliance thereof with applicable building, health, environmental, or safety codes or other applicable state, federal or local laws, codes or regulations including the Americans with Disabilities Act, and the entire responsibility to see to it that Tenant’s plans, specifications, drawings and improvements so comply shall lie with Tenant.

ARTICLE IX

MAINTENANCE OF LEASED PREMISES

SECTION 9.01. Maintenance Responsibilities.

(a) Tenant. Except as otherwise specifically stated herein, Tenant shall maintain in a good and workmanlike manner, and make all necessary repairs and replacements, nonstructural, foreseen or unforeseen, ordinary or extraordinary, to the interior of the Premises, including but not limited to the heating, air conditioning, sprinkler, electrical, plumbing and sewer systems (including free flow up to the main sewer line), exterior doors, door frames, door hardware, and door openers, windows and window frames, and plate glass. If necessary, or if required by governmental authority, Tenant shall make modifications or replacements thereto, and shall, at the expiration or termination of this Lease, return the property to Landlord in good, clean condition, and in as good order and state of repair as the same are now, ordinary wear and tear excepted, and loss by fire or other casualty (if such loss by fire or other casualty is reimbursed by Landlord’s insurance company). Tenant, at its sole cost and expense, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the Premises in first class order, and shall make all replacements necessary to keep the Premises in such condition. All replacements shall be of a quality equal to or exceeding that of the original. Should Tenant fail to make these repairs and replacements or otherwise so maintain the Premises for a period of three (3) days after written demand by Landlord, Landlord may enter the Premises and make such repairs or replacements without liability to Tenant for any loss or damage that may occur to Tenant’s stock or business, and Tenant shall pay to Landlord the costs incurred by Landlord in making such repairs or replacements together with interest thereon at the maximum rate permitted by law from the date of commencement of the work until repaid. Tenant, at its expense, shall repair promptly any damage to the Building or the Entire Premises caused by Tenant or its agents or employees or caused by the installation or removal of Tenant’s personal property. Tenant shall contract with a service company licensed and experienced in servicing HVAC equipment and approved by Landlord for the quarterly maintenance of the HVAC equipment serving the Premises and shall provide Landlord with a copy of the service contract within ten (10) days following its execution. If Tenant fails to timely deliver a copy of the service contract, Landlord may impose a late charge in the amount of $250.00 per month until the copy is delivered. The sum so billed to Tenant shall become immediately due to Landlord as additional rent. Landlord, at its option, may contract with a service company of its own choosing, or provide such service itself, for the maintenance of the HVAC equipment, and bill Tenant for the cost of same.

Tenant shall maintain any sanitary and sewer lines in the Premises which exclusively serve the Premises, if any, and shall not misuse plumbing facilities or dispose of any foreign substances therein. Tenant shall take reasonable steps to not permit any food, waste, chemical, chemical waste, chemical by-product, or other such material or other foreign substances to be disposed of, thrown or drawn into the pipes. Tenant will be responsible for all expenses, losses, and damages incUITed by Landlord by reason of Tenant’s use, misuse, or negligent or careless operations which result in the obstruction of drains, waste, and sewer pipes and mains in or servicing the Premises or any part thereof. Tenant shall be responsible to verify if any special sewer discharge needs are required due to tenants operating requirements with local governing agencies. Any upgrades to Landlord’s system as a result of Tenant’s needs, shall be at Tenant’s sole cost and expense and subject to Landlord’s approval.

(b) Landlord. Landlord shall be responsible, except as hereinafter stated, at its expense to maintain exterior structural walls (excluding plate glass), the roof, and any utility lines running through the Premises (other than utility lines specifically intended for service within the Premises, the maintenance repair and replacement of which shall be Tenant’s responsibility) and Landlord shall maintain the Common Areas in good condition and repair. Notwithstanding the foregoing, to the extent that any repair or replacement is needed to the roof or any other element of the Premises which is otherwise Landlord’s responsibility on account of the negligence, actions, or fault of Tenant, including, without limitation, on account of any alterations or modifications made by Tenant to the Premises (whether or not consented to or approved by Landlord) the cost thereof shall be paid by Tenant. Prior to Lease Commencement, Landlord will inspect and bring to good working order all HVAC units at the Premises, after which the Tenant shall become fully responsible for and maintenance, repair, and keeping the HVAC in good working order/condition.

(c) Requirement to Notify Landlord. Tenant shall report all maintenance or repair responsibility of Landlord to Landlord’s office for performance by Landlord’s personnel or contractors, and Landlord shall have no liability for maintenance or repair work, even if otherwise within its scope of responsibility, if Tenant shall proceed in some other manner.

Tenant hereby waives and relinquishes any right to make any repairs at Landlord’s expense under applicable laws now or hereafter in effect.

SECTION 9.02. Condition upon Surrender of Premises.

Tenant shall sun-ender the Premises upon the expiration or termination of this Lease, in as good condition and repair, clean, orderly free of debris and in compliance with all governmental orders, rules, regulations and statutes, as the same shall have been upon the delivery of possession to Tenant (with only ordinary wear and tear and loss by fire or other insured casualty excepted), and shall deliver the keys and inform Landlord of all combinations on locks, safes, vaults, if any, at the office of Landlord or Landlord’s agent. In the event that the foregoing covenant and other covenants of this Lease regarding Tenant’s repair obligations are not complied with at the tern1ination of this Lease, Tenant hereby expressly authorizes Landlord (as Tenant’s agent) to remove such debris and make such changes and repairs as may be necessary to restore the Premises to such condition, at Tenant’s expense, without notice to Tenant. Damages suffered by Landlord through the breach of this Section shall survive the termination of this Lease. Tenant’s obligations under this Section are supplemental to those it may have under any other Section hereof.

ARTICLEX

INSURANCE AND INDEMNITY

SECTION 10.01. Tenant’s Insurance

(a) Liability Coverage. At all times on and after the date Landlord delivers possession of the Premises to Tenant, Tenant will carry and maintain, at its expense, a non-deductible:

(1)	Commercial General liability insurance in its standard form against claims for bodily injury or death or property damage occurring in or upon the Premises, effective from the date Tenant enters into possession of the Premises having a combined single limit amount of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate, with Five Million Dollars ($5,000,000) in excess liability insurance per injury to one person in one accident, occurrence or casualty, or for injuries to more than one person in one accident, occurrence or casualty; and

(2)	Comprehensive Automobile liability insurance for vehicles owned or hired by Tenant, having a limit of One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) in the aggregate; and

(3)	any other fonn of insurance which Landlord or any mortgagee of the Premises shall reasonably require from time to time, in form, in amounts and for risks against which a prudent tenant would insure.

(b) Contents Policy. Tenant shall bear the entire risk of loss for all of its property, furniture, fixtures, carpets, machinery, equipment, inventory, stock in trade and goods placed in the Premises. Tenant shall be obligated to insure the same with an all-risk extended coverage form of commercial renter’s insurance policy at replacement value, which policy shall include, without limitation, fire legal liability with extended coverage, business intem1ption coverage with limit of liability representing loss of at least approximately eighteen (18) months of income, and coverage for vandalism, burglary, malicious mischief, sprinkler damage, wind/hail and/or hurricane, flood, and water damage, and the same shall include a waiver of subrogation against Landlord as to loss or damage covered by such policy. It is agreed and understood that the casualty coverage to be maintained by Landlord under the following Section 10.02(a) covers only the realty.

(c) Policy Requirements; Proof of Coverage. All insurance policies required herein (a) shall be in a fo1m satisfactory to Landlord, (b) shall name Tenant as insured and shall name Landlord, its designated property management firm, its lender (if any) as additional insured parties as their interest may appear, (c) shall be issued by an insurer approved by Landlord which has policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Date of Lease and subsequently in effect as of the date of renewal of the required policies), and (d) shall include a waiver of subrogation endorsement in favor of Landlord. Tenant shall deposit the aforesaid policies (or certificates thereof) with Landlord prior to the date of occupancy by Tenant. Should Tenant fail to carry such insurance, Landlord may, at its option, but shall not be required to, cause such insurance to be issued and in such event Tenant agrees to pay 110% of the cost of the premium for such insurance promptly upon demand. Such policies shall bear endorsement to the effect that the insurer agrees to notify Landlord in writing not less than thirty (30) days in advance of the modification or cancellation thereof. In addition, Tenant shall provide to Landlord immediate written notice in the event Tenant receives notice of cancellation of any of its insurance required by this Lease. Tenant shall provide updated certificates to Landlord of the foregoing insurance coverages annually within thirty (30) days of each respective policy anniversary date. All such insurance policies or certificates submitted by Tenant shall clearly indicate an obligation on the insurer’s part to provide Landlord with at least thirty (30) days prior written notice of intent to cancel or not renew the coverage of Tenant in question.

(d) Workers’ Compensation Coverage. Tenant shall also carry at all times such workers’ compensation insurance for its employees as may be required of it under Florida law, together with employer’s liability insurance with a limit of $500,000.00 bodily injury per accident, and Tenant shall provide Landlord evidence of such coverages within ten (10) days of any request by Landlord therefor. Any and all injuries or claimed injuries to Tenant’s employees occurring on or around the Premises or Shopping Center within the scope of employees’ duties shall be regarded as a worker’s compensation matter, to be adjusted through the workers’ compensation system, and in the event any such employee shall claim that his or her injury is of a nature allowing pursuit of a claim in addition to or in lieu of a workers’ compensation claim, such matter shall be handled by Tenant solely as an employer/employee matter, without the involvement of Landlord and Tenant shall indemnify, defend and hold Landlord harmless from any and all such claims.

(e) Periodic Increases. Not less often than every third (Yd) anniversary of the Rent Commencement Date, Landlord may review the insurance coverage amounts required to be maintained by Tenant under this Lease, and such amounts may be increased by such reasonable amounts as Landlord may deem necessary to compensate for inflation since the date of execution of the Lease or the date of the last such adjustment, whichever may apply.

SECTION 10.02. Landlord’s Insurance

(a) Building and Liability Coverages: Tenant Payments Towards Cost. Landlord will pay and maintain or cause to have paid all premiums for fire, windstorm, and extended coverage all-risk casualty (replacement cost) insurance upon the realty of the Premises and Shopping Center (including without limitation flood coverage, in areas where such coverage is required, and loss of rents coverage) and for commercial general liability insurance for the Common Areas of the Shopping Center. Tenant shall have no 1ights in said policy or policies and shall not be entitled to be named insured thereof. Tenant shall, as Additional Rent, pay to Landlord Tenant’s Proportionate Share of the cost for the aforesaid insurance coverages, less any contributions by Anchor Stores and outparcels (Tenant’s initial estimate set forth in Section 1.0l(K) above), to be paid in advance as Additional Rent in equal monthly installments due on the first (1st) day of each calendar month commencing on the Rent Commencement Date. In the event that in any Calendar Year, this cost increases, the amount of Tenant’s Proportionate Share of such increase shall be paid to Landlord within twenty (20) days after demand therefor by Landlord.

(b) Directly Traceable Premium Increases. Tenant will not do, or permit anything to be done, in or upon the Premises or bring or keep or permit anything to be brought into or kept on the Premises, or fail to comply with the terms of this Lease, which in any manner which shall constitute a fire hazard or which shall increase the premiums for fire and extended coverage insurance on the building of which the Premises or a part or on the property on which it is located. Tenant shall pay any such increased cost of insurance, including increases brought about by increased replacement cost of the building, that may result from any such act or omission of Tenant. In the event the nature of Tenant’s occupancy, even though permitted by this Lease, results in the payment of any deductible or causes any increase of premium for the property or casualty insurance rates on the Premises and the building in which it is located above the rate for the least hazardous type of occupancy legally permitted therein, Tenant shall pay Landlord upon demand such deductible or additional premiums on said fire or casualty insurance policies incurred by reason thereof.

(c) Insurance Rating and Insurance Recommendations. In determining the insurance premiums, a schedule issued by the organization determining the insurance rate on the Premises or the building of which it is a part, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the relevant insurance rate. Tenant will comply with all recommendations of Landlord’s insurance canier and any other organization or public body, the compliance with which may have an effect on the insurance rates obtainable or payable with respect to the Premises or the Shopping Center.

SECTION 10.03. Indemnification.

Tenant shall at all times indemnify, defend, and hold Landlord and Landlord’s officers, directors, employees, agents, successors and assigns (collectively, “Landlord’s Indemnitees”) harmless from any and all loss, costs, damages, claims, liability, suits, judgments, expenses, attorneys’ fees, penalties and fines of any kind or nature whatsoever which may be incurred by Landlord or be claimed, brought, obtained, or pursued against Landlord, by any person or persons, for any damages to persons or property of whatever kind arising directly or indirectly: (i) from the use or occupancy of the Premises and the sidewalks adjoining same and the adjoining service area in the rear by Tenant; (ii) by reason of any breach, violation or nonperformance of any covenant, or condition of this Lease on the part of Tenant to be performed; (iii) consequent upon or arising from any neglect or fault of Tenant, or the agents, employees, and invitees of Tenant, in the use and occupancy of the Premises and the sidewalks adjoining same and the adjoining service area in the rear; (iv) consequent upon or arising from any failure by Tenant to comply and conform with any and all building, health, safety, environmental or other laws, ordinances, codes and regulations applicable to Tenant’s use and occupancy of the Premises or the compliance with which is otherwise required of Tenant by this Lease; (v) out of any failure of the Premises to comply with the Americans with Disabilities Act; (vi) from Tenant’s use of the Common Areas; or (vii) the enforcement of any exclusive use provision, if any, granted to Tenant, provided that such subsequent tenant in the Shopping Center has been provided notice of Tenant’s exclusive use.

Notwithstanding any provision of this Lease to the contrary, if either party hereto suffers a loss or damages, and such loss or damages would typically be covered under any policy of insurance that such party actually maintains or is required to maintain pursuant to this Lease, then such party hereby releases the other party to and from any and all liability for each such loss or damage, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party, its agent, officers or employees. The foregoing release shall be effective only so long as it is possible to obtain the insurance policies required to be maintained pursuant to this Lease with provisions in such policies to the effect that such release shall not impair the effectiveness of such policy or the insured’s ability to recover thereunder.

SECTION 10.04. Plate Glass, Burglary, Vandalism, Malicious Mischief, Doors.

Tenant assumes all risk of loss from, and will repair all damage (other than structural) due to burglary, vandalism or malicious mischief, and Landlord shall have no obligation to maintain insurance for Tenant’s benefit against burglary, vandalism or malicious mischief. In addition, notwithstanding anything in this Lease to the contrary, all costs of repair or replacement of plate glass, or of repairs to or replacement of front or rear doors, door frames, door closers and door hardware at the Premises, however caused, shall be Tenant’s.

ARTICLE XI

UTILITIES

SECTION 11.01. Utilities Generally.

Tenant shall throughout the Term and any holdover period be solely responsible for entering service contracts, and shall promptly pay all charges (including applicable deposits), for heat, water, gas, electricity, sewer, garbage collection, sprinklers, air conditioning or any other utility or service used or consumed in or with regard to the Premises and shall not permit any lien or claim to be filed against Landlord by reason of such charges. Tenant shall at all times keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures. Tenant shall not, in the absence of Landlord’s prior written consent or direction, have any utility service discontinued in its name prior to the last day of the Term or any later date on which any holding over by it (whether welcome or unwelcome) shall end. Landlord shall have the option to pay any past due amounts owed by Tenant to any utility provider and Tenant shall reimburse Landlord for any such amount as Additional Rent within ten (10) days of demand. Should Landlord elect to directly supply any such utility or service used or consumed in the Premises, Tenant agrees to pay or reimburse Landlord (at a rate not exceeding Landlord’s cost of providing the same) on a monthly or quarterly basis upon invoice, and all such payments shall be due Landlord or any submetering service retained by Landlord, whichever the invoice therefor may specify, within fifteen (15) days of the mailing of said invoice to Tenant. In no event shall Landlord be responsible or liable for the quality or quantity, or any interruption or failure in the supply of any utility to the Premises. Landlord reserves the right to cut off and discontinue, without notice to Tenant, said utilities, or any other services, whenever and during any period for which bills for same are not promptly paid by Tenant or Tenant has failed to timely pay Rent or is otherwise in default under this Lease. In the event Landlord pays any costs referred to in this Section, such costs shall become due and payable from Tenant to Landlord as Additional Rent, regardless of whether or not they are billed, or payment demanded.

SECTION 11.02. Utilities Switchover

Tenant shall pay for all utilities consumed in the Premises through the end of the Term and beginning with the date of first entry into the Premises by it or its agents, employees or contractors for purposes of installation of Tenant Work or the delivery of materials therefor and Tenant shall see in advance to the switch over of accounts with the applicable utilities so as to be effective from such date. In the event that Tenant shall fail to timely cause the utilities to be switched over to its account Landlord may charge to Tenant, in addition to the cost of the utilities so used by Tenant but billed to Landlord, the sum of Twenty-Five Dollars ($25.00) per day as a fee for Landlord’s cost of overhead, administrative and staff time in such matter and Landlord shall be deemed by this Lease to have power of attorney to make such switchover on Tenant’s behalf.

ARTICLE XII

ASSIGNMENT AND SUBLETTING

SECTION 12.01. Assignment and Subletting.

Tenant shall not sell, assign, mortgage or transfer this Lease, in whole or in part, or sublet the Premises or any part thereof without in each case first obtaining the written consent of Landlord on Landlord’s standard form, which consent shall not be unreasonably withheld and provided further that any assignment, subleasing or associated proposed change in the use of the Premises from that specified in Section 5.01: (i) shall require Landlord’s separate consent, (ii) shall, at a minimum, not conflict with any then existing exclusive use given to another tenant of the Shopping Center, and (iii) shall otherwise meet with Landlord’s approval, and further provided that Tenant is not in default of this Lease, and the proposed assignee or subtenant is acceptable to Landlord in its sole discretion. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning Tenant and proposed assignee or subtenant. At any time within thirty (30) days after Landlord’s receipt of the request and information specified in the preceding sentence, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder. If Tenant is a corporation, partnership, limited liability company, or other non-personal entity, any change in control and/or ownership of Tenant by merger, consolidation, liquidation, sales of shares or interests, changes in composition, withdrawals of partners, or otherwise, shall constitute an assignment for purposes of this Lease and shall require the prior written consent of Landlord. Any consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity of Landlord’s consent to any subsequent assignment or subletting. Any transfer by operation of law of Tenant’s interest in the Premises shall be regarded as an assignment or sublease requiring Landlord’s prior consent in the manner provided above. Each assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Minimum Rent, Additional Rent and adjustments of Rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be paid or performed. No assignment shall be binding on Landlord unless, in addition to all other requirements, such assignee or Tenant shall deliver to Landlord a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by the assignee, but any failure or refusal of an assignee to execute an instrument of assumption shall not release or discharge the assignee from its liability as set forth above. Acceptance by Landlord of Rent or other monies from a purported sublessee or assignee as to whom Landlord’s written consent has not been obtained shall not be deemed to imply Landlord’s acceptance of or consent to such assignment or subletting (regardless of the number of occasions on which such monies are so accepted), and any monies so paid shall be deemed to have been paid on behalf of or by Tenant for Tenant’s account. Landlord’s consent to any sale, assignment, mortgage, transfer or sublease shall not constitute a waiver of the future applicability of the provisions of this Section, or a release of Tenant from the full performance by it of its covenants under this Lease. It shall be a condition to approval of any proposed assignment or sublease that if Tenant reserves the right to receive from the assignee or sublessee rent, and/or other periodical payments not so named but attributable to the right to occupy and use the Premises, in excess of the Rent to be paid by Tenant to Landlord hereunder, then Tenant shall pay to Landlord 100% of such sums in excess of the Rent due hereunder within ten (10) days following receipt thereof by Tenant. Tenant shall not enter into any agreement whatsoever which will have the effect of negating this provision.

SECTION 12.02. Transfer of Landlord’s Interest.

Tenant agrees that if Landlord should sell or otherwise transfer its interest in the Premises, that upon an undertaking by the purchaser or transferee to be responsible for all of the covenants and undertakings of Landlord hereunder, that the transferor Landlord thereafter shall have no liability to Tenant under this Lease or any modifications, amendments or extensions thereof, except for such liabilities as might have accrued prior to the date of such sale or transfer, and that Tenant shall recognize and attom to such purchaser or transferee as its new Landlord hereunder. Tenant expressly agrees that the covenant of quiet enjoyment and all other covenants in this Lease on the part of Landlord are not personal covenants but shall transfer with the ownership of the land.

ARTICLE XIII

SANITATION, GOVERNMENTAL REGULATIONS

SECTION 13.01. Sanitation.

Tenant shall use, occupy and keep the Premises in a reasonably careful, safe, clean and proper manner and condition in accordance with local ordinances and lawful direction of proper public officers. Unless otherwise provided by Landlord, Tenant shall arrange for daily pick-up of rubbish, debris and garbage and shall not permit the same to accumulate or a fire hazard to exist in or around the Premises and contiguous sidewalks. Unless otherwise provided by Landlord, all trash dumpsters are to be provided by Tenant and must be located in areas designated by Landlord. For any dumpsters provided by Tenant, Tenant shall provide any dumpster enclosures required by applicable codes, subject to Landlord’s prior approval of the plans therefor. Tenant shall not permit garbage in said dumpsters to accumulate or overflow. Dumpsters shall be maintained in a reasonably clean condition. Landlord shall not be obligated but shall have the right to remove any rubbish, debris, and garbage generated by Tenant if Tenant fails to do so, and the costs thereof shall be paid by Tenant upon demand. Tenant will keep the entry, the inside and the outside of all doors and windows clean, will not place or maintain articles in the vestibule or entry areas of the Premises, on the sidewalks adjacent thereto, or the exterior thereof, will not block any fire exits, and will maintain all said areas and entries and exits at its own expense in a clean, secure, orderly, sanitary, and safe condition, free of insects, rodents, termites, vermin and other pests, and of trash, including but not limited to paper, wrappers, and glass. Tenant shall furnish exterior waste receptacles for the sidewalk in front of the Premises if required by Landlord, the same to be of a type and appearance satisfactory to Landlord. Landlord shall keep the Common Areas in a reasonably careful, safe, clean and proper manner and condition in accordance with local ordinance and lawful direction of proper public offices. If Landlord elects to provide a dumpster or other trash receptacle for Tenant’s use (either alone or in common with other tenants), Landlord shall so notify Tenant. Tenant shall pay to Landlord, as part of its Common Area Maintenance Payment, its allocated share of the expenses associated with providing such dumpster or other trash receptacle. Landlord may allocate such expenses according to anticipated usage, based on square footage, or in some other equitable fashion.

SECTION 13.02. Governmental Regulations; ADA.

(a) Governmental Regulations. Tenant shall, at Tenant’s sole expense, comply with, and Tenant shall indemnify, defend and hold Landlord harmless from, any and all loss, liability, costs, damages, fines and expenses (including attorneys’ fees) associated with, any actual or alleged violation by Tenant of any and all past, present or future laws, ordinances, orders, rules, regulations and statutes of any federal, state, county or municipal authorities, or of any agency or office or officer thereof, with respect to the use, occupancy, or maintenance of the Premises by Tenant, including without limitation all building, zoning, fire, health and safety codes, and all federal, state or local environmental laws, rules and regulations, including without limitation those concerning trash disposal, waste disposal and the use, storage, transport, and disposal of toxic or hazardous wastes, materials, and substances. Tenant shall keep the Premises equipped with all fire and safety appliances, devices, equipment and applications so required, including, but not limited to, smoke and fire alarms, sprinkler system and approved fire extinguishers of the type and number recommended to procure any licenses and permits required.

Tenant shall, at its own expense, procure each and every permit, license, certificate, or other authorization and any renewals, extensions, or continuances of the same required in connection with the lawful and proper use of the Premises and the Building. Neither Tenant’s failure to procure such permit, license, certificate, or other authorization, nor the revocation of the same, shall in any way affect Tenant’s liability for the payment of Rent or the performance or observance of any of the covenants or conditions contained in the lease which Tenant is required to perform and observe. Tenant shall immediately discontinue any use of the Premises that is declared by any governmental authority having jurisdiction to be a violation of law.

(b) Americans with Disabilities Act. Tenant shall have the sole and complete responsibility, as between itself and Landlord, for all compliance with the Americans with Disabilities Act (the “ADA”) (including any modifications or alterations required thereby) within the Premises and with respect to the sidewalk in front thereof and the loading dock and loading area to the rear and its dumpster pad, and Landlord shall have the sole and complete responsibility, as between itself and Tenant, for all compliance with the ADA (including any modifications or alterations required thereby) in the Common Areas of the Shopping Center. Nothing in the preceding sentence shall, however, be construed to prevent Landlord from allocating ADA compliance responsibilities to other tenants of the Shopping Center with respect to each such tenant’s premises, sidewalks, and rear delivery, service and dumpster areas. Tenant hereby covenants and agrees to indemnify, defend, and hold Landlord harmless from any and all costs, damages, claims, liability, judgments, expenses, attorneys’ fees, and penalties which may arise out of any actual or alleged violations of the ADA with respect to Tenant’s area of ADA compliance responsibility. If Landlord provides a dumpster or other trash receptacle, as provided in Section 13.01, Landlord shall be responsible for ADA compliance with regard thereto.

ARTICLE XIV

SUBORDINATION, MODIFICATION, ATTORNMENT, EXCULPATION

SECTION 14.01. Mortgage Subordination

This Lease is and shall be, subject, subordinate and inferior in lien with respect to any and all mortgages which may now or hereafter be placed on all or part of the Shopping Center by a bank, trust company, insurance company or other lender, and any and all renewals, modifications, consolidations, replacements and extensions thereof without regard to the date of recordation. Tenant shall, upon demand and without cost to Landlord, execute any instrument necessary to effectuate or confirm the subordination of this Lease to any such mortgage, provided the subordination agreement does not modify the existing lease, and if Tenant fails to do so within ten (10) business days after submission of such instrument, Landlord may execute the same as attorney in fact for Tenant, under a power of attorney, coupled with an interest, or may terminate this Lease provided that Landlord provides three (3) business days prior written notice to Tenant of such failure.

If there is a current mortgage, and so Landlord will deliver to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”) executed by CUITent holder at lease execution.

SECTION 14.02. Estoppel Certificates.

Tenant agrees, at any time, and from time to time, not later than ten (10) business days following notice from Landlord, to execute, acknowledge and deliver to Landlord, and/or any lender or potential lender on, or purchaser or potential purchaser of all or a part of the Shopping Center, a statement in writing (hereafter, an “Estoppel Certificate”) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), and the dates to which the Minimum Rent, Additional Rent and other charges have been paid, and attesting as to the status of any other matters reasonably pertinent to the status of this Lease and the performance of the parties thereunder. Landlord shall have the option to terminate this Lease on three (3) business day’s prior written notice, or shall have power of attorney, coupled with an interest, to execute such certificate on Tenant’s behalf, if a requested Estoppel Certificate is not executed by Tenant within the aforesaid time limits.

As a condition to Tenant’s obligation to issue any estoppel certificate, each request by Landlord for an estoppel certificate from Tenant shall be reimbursable up to the cost to obtain the certificate.

SECTION 14.03. Attornment

In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as landlord under this Lease.

SECTION 14.04. Exculpation.

Notwithstanding anything else whatsoever in this Lease, at law, or in equity to the contrary, Tenant agrees that it shall look to and shall have recourse solely to the estate and property of Landlord in the land and buildings comprising the deed parcel of real estate of which the Premises are a part, for the collection of any judgment (or any other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, or in the event of any other judgment or judicial process obtained by Tenant in any way arising directly or indirectly out of or under this Lease or the performance hereof or out of the relationship of Landlord or Tenant established hereunder, and no other real or personal property of Landlord, tangible or intangible, shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant’s remedies. In the event of the sale of any of Landlord’s right, title and interest in the Shopping Center, Landlord shall be released from all liabilities and obligations under this Lease after the sale.

ARTICLE XV

DESTRUCTION OF LEASED PREMISES

SECTION 15.01. Total or Partial Destruction of Premises.

(a) Rebuilding vs. Terminations. If at any time after the execution hereof the Premises are destroyed or damaged in whole or in part by fire, the elements, or casualty, this Lease shall not terminate and Tenant shall notify Landlord in writing of such damage or destruction and Landlord shall, if permitted by all public authorities, replace the real property of the Premises giving to Tenant space equal to the present leased space and of the same general type of construction or better, the same to be done as soon as possible after the completion of insurance adjustments, but in no event later than nine (9) months from the date of the receipt of said insurance adjustment in the case of total destruction of the Premises and within one hundred twenty (120) days of receipt of the insurance adjustment in the case of partial damage or destruction; except that if said incident shall occur at a time when there are fewer than two (2) years remaining in the term hereof, then Landlord shall have the option to rebuild as above stated or of terminating this Lease. No penalty shall accrue for reasonable delay in commencing rebuilding on the part of Landlord which may arise by reason of delays in the adjustment of insurance. Landlord’s obligation to repair or rebuild the Premises shall be limited to the base building. The responsibility of insuring and replacing Tenant’s leasehold improvements, furnishings, merchandise, inventory and equipment shall lie with Tenant.

(b) Effect on Rent. In the event of total destruction to the Premises, Tenant’s Rent shall completely abate from the date of such destruction until possession of the rebuilt Premises is delivered to Tenant. In the event of partial destruction (Tenant’s being deprived of a portion of the Premises), a proportionate reduction shall be made in the Minimum Rent during such period. If such total or partial damage is due to the fault or neglect of Tenant, its employees, agents, visitors or licensees, then without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord’s insurer, the damage shall be repaired by Tenant and there shall be no abatement of Rent, otherwise Landlord shall proceed diligently to rebuild said Premises and to repair the damage thereto as hereinabove stated.

SECTION 15.02. Destruction of Shopping Center Rentable Area.

In the event that Twenty-Five Percent (25%) or more of the rentable area of the Shopping Center shall be damaged or destroyed by fire or other cause, whether or not the Premises itself shall have been so affected, Landlord at its option may terminate this Lease by giving to Tenant thirty (30) days’ prior written notice of its election to do so, which notice shall be given, if at all, by not later than the sixtieth (60th) day following the date of said occurrence. Tenant shall be given her Security Deposit back in full, unless such damage was caused by the Tenant and/or by any of their employees and/or invitees. The preceding sentence only relates to Paragraph 15.02.

ARTICLE XVI

CONDEMNATION

SECTION 16.01. Condemnation Award.

In the event the Premises or any pai1 thereof shall be taken or condemned either permanently or temporarily by any competent authority in appropriation proceedings or by any right of eminent domain or by settlement in lieu thereof, the entire compensatory award therefor, for all estates in the realty shall belong to Landlord without any deduction therefrom for any present or future estate of Tenant and Tenant hereby assigns to Landlord all of its right, title and interest, if any to any such award; provided that Tenant shall be entitled to the portion of any award which is made with respect to any property of Tenant constructed as Tenant’s Work, any replacements thereof, Tenant’s furniture, fixtures and equipment and any other alterations to the Premises made by Tenant. In addition, Tenant shall be entitled to claim, prove and receive in such condemnation proceedings such awards as may be allowed for moving expenses and loss of business goodwill but only if such award shall be in addition to an award for the land and building containing the Premises and does not reduce such award.

SECTION 16.02. Total Condemnation of Premises.

If the entire Premises shall be taken, then this Lease shall terminate and shall become null and void from the time possession thereof is required for public use, and from that date on Landlord and Tenant shall accrue no further obligation hereunder.

SECTION 16.03. Partial Condemnation of Premises.

If less than Thirty Percent (30%) of the Premises shall be taken or condemned, then Landlord, at its own expense, shall repair and restore the portion not affected by the taking and thereafter the Minimum Rent and Additional Rent to be paid by Tenant shall be equitably and proportionately adjusted. If Thirty Percent (30%) or more of the Premises shall be so taken (a) Landlord, at its option, may give Tenant written notice of its decision not to rebuild and this Lease shall be deemed canceled, or (b) Tenant, at its option, may give Landlord written notice of its decision to terminate the Lease and the Lease shall be deemed canceled. No such appropnat10n or condemnation proceeding shall be deemed to be or constitute an eviction of Tenant or a breach of Landlord’s covenant of quiet enjoyment.

SECTION 16.04. Partial Condemnation of Parking Area.

If any part of the parking area shall be acquired or condemned as aforesaid, and if, as the result thereof, the ratio of parking spaces to gross leasable square feet in the Shopping Center is reduced to a ratio below minimum acceptable local code requirements, then the Term shall cease and terminate upon the vesting of title in the condemning authority in such proceeding, unless Landlord shall give Tenant notice to the contrary, and if Landlord gives such notice it shall take immediate steps toward restoring the parking ratio within a reasonable time. If such ratio is restored, this Lease shall continue in existence without any reduction or abatement of Rent.

ARTICLE XVII

DEFAULT BY TENANT

SECTION 17.01. Event of Default Defined.

Upon the occurrence of one or more of the events set forth in clauses (1) to (6) below (any of which is referred to herein as an “Event of Default”), Landlord shall have any and all rights and remedies hereinafter set forth:

(1)	Tenant shall fail, neglect or refuse to pay any installment of Minimum Rent or Additional Rent at the times and in the amounts provided in this Lease after three days notice and opportunity to cure, or to pay any other monies agreed by it to be paid when and as the same shall become due and payable under the terms hereof; or,

(2)	Tenant shall fail to move into and take possession of the Premises and open for business on or before the Rent Commencement Date; or,

(3)	Tenant shall become insolvent or shall make an assignment for the benefit of creditors or if the interest of Tenant in the Premises shall be sold under execution or other legal process; or,

(4)	Tenant shall file for bankruptcy or be adjudged a bankrupt or if a receiver or trustee shall be appointed for Tenant by any court; or,

(5)	Tenant shall abandon or vacate the Premises or fail to keep the Premises continuously and unintem1ptedly open for business each business day; or

(6)

Tenant shall fail, neglect or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained and covenanted and agreed to be kept and performed by it, and in the event any such failure, neglect, or refusal shall continue for a period of more than ten (10) days after notice thereof is given in writing to Tenant by Landlord (provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time than ten (10) days, Tenant shall be deemed to have complied with such notice so long as it has commenced to comply with said notice within the period set forth in the notice and is diligently prosecuting compliance of said notice or has taken proper steps or proceedings under the circumstances to prevent the seizure, destruction, alteration or other interference with the Premises by reason of noncompliance with the requirements of any law or ordinance or with the rules, regulations, or directions of any governmental authority as the case may be).

SECTION 17.02. Landlord’s Remedies.

If any Event of Default occurs, Landlord shall have the right, at Landlord’s option, to exercise any or all of the following remedies:

(a) Declare the entire balance of all forms of Rent due hereunder for the remainder of the Term to be due and payable and may collect the same by distress or otherwise whether or not Landlord terminates this Lease; or

(b) Terminate this Lease and any right of renewal thereof, and retake possession of the Premises; or

(c) Without terminating this Lease or forfeiting the Rents to be paid or Landlord’s right to enforce the covenants, agreements and conditions to be kept and performed by Tenant hereunder during the residue of the Term, Landlord may re-enter and re-let the Premises, or any part thereof, with or without legal process, as the agent and for the account of Tenant, upon such terms and conditions as Landlord may deem advisable or satisfactory, in which event the rents received from such re-letting shall be applied first to the expenses of such re-letting and collection including, but not limited to, all costs incurred to restore the Premises to the same condition as original condition, ordinary wear and tear excepted, or to remodel the same for the purpose of such re-letting, all reasonable attorney’s fees incurred by Landlord to repossess the Premises and recover sums due hereunder and any real estate commissions paid, and thereafter toward payment of all sums due or to become due Landlord hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (1) at Landlord’s option, Tenant shall pay Landlord any deficiency immediately upon demand therefor, notwithstanding Landlord may have received periodic Rent in excess of the periodic Rent stipulated in this Lease in previous or subsequent rental periods, and Landlord may bring an action therefor as such deficiency shall arise without being obligated to await the end of the Term for the final determination of Tenant’s account, or (2) at Landlord’s option, the entire deficiency which is subject to ascertainment for the remaining Term shall be immediately due and payable by Tenant. Nothing herein, however, shall be construed to require Landlord to re-enter and re-let in any event. Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a re-letting of the Premises in excess of the Rent provided in this Lease. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous Event of Default. Any such re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry.

(d) If any Event of Default occurs, Landlord, in addition to other rights and remedies it may have, shall have the right to remove all or any part of Tenant’s property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and Landlord shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and Tenant hereby waives any and all claims against Landlord for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

(e) In the event of a breach or threatened breach of any covenant of this Lease, Landlord shall have the right of injunction.

(f) If Tenant shall default in the performance of any provision of this Lease on Tenant’s part to be performed, Landlord may perform the same for the account of Tenant and Tenant shall promptly reimburse Landlord for any expense incurred therefor, which expenses shall be deemed to be Additional Rent.

(g) It is expressly agreed that the forbearance on the part of Landlord in the institution of any suit or entry of judgment for any part of the Rent herein reserved to Landlord, shall in no way serve as a defense against nor prejudice a subsequent action for such Rent. Tenant hereby expressly waives Tenant’s right to claim a merger or waiver of such subsequent action in any previous suit or in the judgment entered therein. Furthermore, it is expressly agreed that claims for liquidated Rent may be regarded by Landlord, if it so elects, as separate and independent claims capable of being separately assigned.

SECTION 17.03. Overhead Charge; Interest on Late Payments.

If Tenant shall, at any time, fail to pay on or by the applicable due date any installment of Minimum Rent, Additional Rent, taxes, assessments, insurance premiums, utility charges, liens, or to timely make any other payment required by this Lease to be made by Tenant, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may assess an overhead charge in the amount of Five Percent (5%) of the delinquent amount; in addition, interest on the delinquency shall accrue at a rate of Five Percent (5%) above the prime lending rate as reported in the Wall Street Journal. In addition, if Tenant fails to pay any monies it is obligated to pay to third parties under the terms of this Lease, including but not limited to utility charges, insurance charges, or repair charges, then Landlord shall have the option of paying same. In such event, Landlord may collect such amount and any related costs incurred by Landlord from Tenant, together with an overhead charge and interest at the rates set out above assessable on and from the date of Landlord’s payment of such amount. The interest and overhead charges set forth above shall constitute Additional Rent payable by Tenant under this Lease and shall be due and payable without demand. All late charges and overhead charges shall be retroactive to the first (1st) day any payment due hereunder becomes due and payable and not paid. All payments shall be applied in the following order: oldest outstanding account balance, real estate taxes, Common Area Maintenance, insurance, miscellaneous charges, overhead charges, late charges and current Rent.

Nothing herein contained shall be construed or so operate as to require Tenant, or any Guarantor to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by Tenant, or any Guarantor result in the computation or earning of interest in excess of the highest rate pem1issible under applicable law, then any and all such excess shall be and the same is hereby waived by Landlord, and all such excess shall be automatically credited against and in reduction of the outstanding balance owed Landlord, and any portion of said excess which exceeds the outstanding balance owed Landlord shall be paid by Landlord to Tenant and any Guarantor, it being the intent of the parties hereto that under no circumstances shall Tenant or any Guarantor be required to pay interest in excess of the highest rate permissible under applicable law.

SECTION 17.04. Bankruptcy.

If Landlord shall not be permitted, Section 17.01 notwithstanding, to terminate this Lease in the event of Tenant’s filing for bankruptcy or being adjudged a bankrupt because of the provisions of the United States Code relating to bankruptcy, as amended previously or hereafter, and any successor law (collectively, the “Bankruptcy Code”), then Tenant as a debtor-in-possession or any bankruptcy trustee for Tenant shall promptly, and in any event within no more than fifteen (15) days upon motion by Landlord to the Bankruptcy Comi, elect either to assume or reject this Lease, and Tenant on behalf of itself and any trustee agrees not to seek or request any extension or adjournment as to any application to compel assumption or rejection this Lease filed by Landlord with such Court, nor shall Tenant seek or obtain without Landlord’s written consent any extension to the statutory time limit for assumption or rejection. Tenant or any trustee for Tenant may only assume this Lease if it: (a) cures immediately or provides adequate assurance that it will promptly (within not more than 10 days from the date of assumption) cure any monetary default hereunder as to both pre- and post-petition Rent, (b) compensates or provides adequate assurance that Landlord will be promptly compensated for any other actual pecuniary loss resulting from Tenant’s defaults and for any attorneys’ fees and other expenses incurred by Landlord in proceedings against Tenant or in connection with Tenant’s bankruptcy filing and all proceedings associated therewith or following therefrom, and (c) provides adequate assurance of performance during the fully stated Tenn hereof of all of the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of ten (10) days from the date of assumption. Adequate assurance of performance of this Lease, as set forth hereinabove, shall include, without limitation, adequate assurance (1) of the source of the Rent reserved under this Lease, and (2) that the assumption of this Lease will not breach any provision of this Lease. In the event that any tendered assurance of the source of Rents shall fail to include evidence of a reasonable amount of immediately available cash, such assurance shall be rebuttably presumed to be inadequate. In the event of a filing by or against Tenant of a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with any services or utilities as herein required, unless Tenant shall have paid and is current in all payments for Common Area Maintenance, utilities or other charges therefor. In the event that Tenant shall ever file or have filed against it a bankruptcy proceeding to which this Lease is subject, and the venue of such proceeding is other than the U.S. Bankruptcy Court sitting in the jurisdiction where the Shopping Center is located, Landlord shall be entitled to an immediate release of stay and/or change of venue upon application or motion to the court in which such action was filed, and Tenant shall not oppose any such application or motion. Tenant hereby represents and warrants that it is presently solvent, is not the subject of any bankruptcy proceeding, and has no present intention to make any bankruptcy filing within the next twelve (12) months. If Tenant shall make a bankruptcy filing within such twelve (12) month period, such filing shall be presumed to be abusive, and Landlord shall in any event be entitled upon application or motion to the court in question to an immediate release of stay and Tenant shall not oppose such motion or application. The parties agree that no bankruptcy court or trustee may or shall without Landlord’s prior written consent authorize the Premises to be used for any use or under any other trade name other than those permitted by Section 5.01 hereof.

SECTION 17.05. Remedies Cumulative.

The various rights, remedies, powers and elections of Landlord, reserved, expressed or contained in this Lease are cumulative, and no one of them shall be deemed exclusive of the others or of such other rights, remedies, powers, options or elections as are now or may hereafter be conferred upon Landlord by law or in equity.

SECTION 17.06. Legal Expenses.

In the event that it shall become necessary for Landlord to employ the services of an attorney to enforce any of its right under this Lease or to collect any sums due to it under this Lease or to remedy the breach of any covenant of this Lease on the part of Tenant to be kept or performed, regardless of whether suit be brought, Tenant shall pay to Landlord such reasonable fee as shall be charged by Landlord’s attorney for such services. Should suit be brought for the recovery of possession of the Premises, or for Rent or any other sum due Landlord under this Lease, or because of the default of any of Tenant’s covenants under this Lease, Tenant shall pay to Landlord all expenses of such suit and any appeal thereof, including a reasonable attorney’s fee.

SECTION 17.07. Waiver of Jury Trial and Counterclaims.

Acknowledging the commercial nature of this transaction, the parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage. In the event Landlord commences any proceedings, Tenant waives its right to and will not interpose any cow1terclaim in such proceedings other than those which are compulsory under the applicable venue, if at all.

SECTION 17.08. Venue; Service of Process.

Landlord and Tenant hereby stipulate and agree that in any litigation arising out of this Lease, venue and jurisdiction over the subject matter and the parties involved shall be proper only in the Courts of Orange County, Florida. Service of process upon Tenant in any such action may be affected by certified mail or personal service upon Tenant at the address contained in Section l.0l(B) or at the Premises, or in any other manner authorized under the Florida Rules of Civil Procedure.

ARTICLE XVIII

ACCESS BY OWNER

SECTION 18.01. Landlord’s Rights of Access.

Landlord or its agents shall have free access to the Premises during normal business hours and upon prior notice to Tenant, except in emergency situations, to examine the Premises or to show same to prospective purchasers or mortgagees; to make repairs; or during the last six months of the term or at any time that this Lease is being terminated for any reason, for the purpose of exhibiting the Premises to prospective tenants. Landlord shall have immediate and unobstructed access to the Premises in the case of an emergency. During or after any time Tenant abandons, vacates or ceases to actively operate its business in the Premises or is otherwise in default hereunder, Landlord may enter the Premises, without such entry being deemed a taking of possession, in order to decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy, to secure the Premises against vandalism or burglary, and to take reasonable measures to preserve the good image of the Shopping Center. Landlord shall have the right at any time to install or place upon, or affix to the roof and exterior walls of the Premises equipment, signs, displays, antennas, and any other objects or structures of any kind provided the same shall not materially affect the structural integrity of the building. The exercise of any right of access reserved in this article or elsewhere in this Lease by Landlord or its agents shall not be deemed an eviction or disturbance of Tenant, and Tenant shall not be allowed any abatement of Rent or damages for any injury or inconvenience or loss of or interruption of business occasioned thereby to Tenant or to any other person.

ARTICLE XIX

TENANT’S PROPERTY

SECTION 19.01. Taxes and Insurance on Tenant Property.

Tenant covenants and agrees to pay promptly when due all taxes and insurance costs assessed against Tenant’s fixtures, furnishings, equipment, stock-in-trade, leasehold improvements, or personal property of any kind owned by or placed in, upon, or about the Premises during the Term. In the event the taxing authorities or Landlord’s casualty insurer shall ever, in calculating the overall real estate taxes or casualty insurance costs for the real estate of which the Premises is a part, include the value of improvements, replacements, alterations and additions made by Tenant or the value of any machinery, equipment, fixtures, tools, stock- in-trade, inventory, or other assets of Tenant in a mam1er or to an extent not customary in the county in which the Premises is located, then and in that event Tenant shall upon notice from Landlord pay all of the additional real estate taxes or insurance costs allocable to such items.

SECTION 19.02. Landlord’s Non-liability.

Landlord shall have no liability whether direct, indirect, or consequential, to Tenant or any other person for any expense, damage or injury: (a) done or occasioned by or from (or by leakage or odors from) any electrical, gas, water, steam, heating, air conditioning, plumbing, sprinkler and sewer lines and systems located in, upon or about the Premises or the building in which the Premises is located; (b) occasioned by water, snow, ice, or dampness being upon or coming into the Premises through the roof, walls, floors, windows, doors, sewers, or otherwise, regardless of the source; (c) arising from acts of negligence or omissions of Tenant, its employees, or invitees; (d) arising from the acts or omissions of adjoining tenants or of any owners or occupants of adjoining or contiguous property; (e) for any expense, damage or injury incurred by reason of forced entry by any person or by any attempt thereof; (f) arising from acts by the public or caused by operations or construction of any private, public or quasi-public work; or (g) for any latent defect in the Premises or in the building of which it forms a part or for any change or modification thereof. Landlord shall not be liable for any expense, damage or injury occasioned by reason of failure to make repairs as required on its part under this Lease unless written notice of the need for repairs has been given Landlord and a reasonable time has elapsed. In no event shall Landlord be liable for any expense or damage to Tenant’s leasehold improvements, fixtures, carpets, personal property, or merchandise resulting from fire, water damage or other insurable hazards, regardless of the cause thereof, and Tenant hereby releases Landlord from all liability for such damage, such release including a release of all subrogation claims by Tenant’s insurance carrier. Anything to the contrary notwithstanding, in the event of Landlord’s gross negligence, Landlord shall not be relieved of liability.

ARTICLE XX

HOLDING OVER, SUCCESSORS

SECTION 20.01. Holding Over.

(a) Consent Required. Tenant must obtain Landlord’s written consent prior to the last day of the Term in the event it shall propose to remain in possession after such date. In the absence of such consent any holding over shall be considered unwelcome.

(b) Without Landlord’s Consent. In the event Tenant shall continue in occupancy without Landlord’s prior written consent after the expiration or tennination of this Lease, Tenant shall be regarded as an unwelcome holdover and shall vacate inimediately at any time upon Landlord’s demand and in addition to any other rights Landlord may have shall pay to Landlord, two hundred percent (200%) of Rent plus the highest per diem amount of Minimum Rent and Additional Rent previously payable under this Lease, for each day Tenant retains possession of the Premises.

(c) With Landlord’s Consent. Should, however, Tenant bold over in the Premises after the expiration of this Lease with Landlord’s prior written consent, such occupancy and payment shall be construed as an extension of this Lease on a month-to-month basis from the date of such expiration, unless other terms are agreed to by the parties in writing. In the event either Landlord or Tenant desires to terminate such a month-to-month occupancy at the end of any calendar month after the termination of this Lease, the party so desiring to terminate the same shall give the other party at least thirty (30) days prior written notice to that effect. Any failure on the part of Tenant to timely give such notice shall obligate it to pay Rent for an additional calendar month, whether or not it occupies during such period.

ARTICLEXXI

QUIET ENJOYMENT & TENANT’S RIGHT TO CONTEST

SECTION 21.01. Quiet Enjoyment.

Landlord hereby covenants and agrees that if Tenant shall timely pay all Rents when due and shall faithfully and timely perform and observe all the other terms, covenants, conditions, rules and regulations and agreements herein stipulated to be performed on Tenant’s part, Tenant shall at all times during the continuance hereof, have the peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance from Landlord or person or persons lawfully claiming the Premises through Landlord, subject to the conditions and terms of this Lease, mortgages and encumbrances as herein further set forth.

SECTION 21.02. Tenant’s Right to Contest.

Subject to Landlord’s prior written consent in each instance, Tenant may contest, by appropriate proceedings diligently conducted, the validity or applicability, as the case may be, of any:

(a)	existing or proposed law or requirement of any governmental authority; or

(b)	tax, assessment or other governmental charge;

which, during the Tenn or any renewal thereof, shall be levied, assessed, imposed or demanded by any governmental authority or insurance canier in connection with the possession, occupation, alteration, maintenance, repair, improvement or use of the Premises or any part thereof. Tenant shall indemnify and save Landlord hannless from and against any and all loss, cost, damage, penalty or liability whatsoever resulting from any failure to pay any contested tax, assessment or charge when due or to discharge or comply with any such contested law or requirement. Tenant shall post any escrow, bond or guaranty which may be required by law in connection with the pursuit of any such contest. Any such contest shall be at Tenant’s sole cost and expense. In the event of a recovery of taxes, such proceeds shall first be used to pay Tenant’s costs for such appeal and second to reduce Tenant’s pro-rata share of its real estate taxes.

ARTICLE XXII

MISCELLANEOUS

SECTION 22.01. Waiver.

No waiver of any condition, covenant, or legal right or remedy shall be implied by failure or delay of Landlord·to declare a default or forfeiture in any instance, nor by any other means other than through a writing signed by Landlord. No waiver by Landlord in respect to one tenant of the Shopping Center shall forbid Landlord’s enforcement of the same condition or covenant against any other tenant. No failure by Landlord to insist on strict compliance with any provision of this Lease, for whatever duration, shall estop or prevent Landlord from later insisting on strict compliance in the future and on the prompt performance of any past obligations previously forbore. The mention in this Lease of any specific right or remedy shall not preclude Landlord from exercising any other right nor from having any other remedy nor from maintaining any action to which it may be otherwise entitled either at law or in equity; and for the purpose of any suit by Landlord brought or based on this Lease, it is further agreed that the failure to include in any such suit or action any particular sum whether or not then matured shall not be a bar to the maintenance of any subsequent suit or action for the recovery of said sum.

SECTION 22.02. Accord and Satisfaction.

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed to work an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other applicable remedy whether provided in this Lease or otherwise.

Every demand for Rent due wherever and whenever made shall have the same effect as if made at the time the Rent fell due. Landlord may receive and collect all or part of any Rent due, notwithstanding its having commenced any suit to collect or any judgment having been rendered in any such suit, and such collection or receipt shall not operate as a waiver nor affect such notice, suit or judgment. Nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

SECTION 22.03. Titles, Entire Agreement; Modifications; Severability; Binding Obligation.

All marginal titles are for reference and convenience only and do not form a part of this Lease. This Lease contains the entire agreement between Landlord and Tenant, and all prior communications and negotiations, whether written or oral, are deemed merged herein, and any agreement hereafter made shall be ineffective to change, modify, or discharge this Lease in whole or in part unless such agreement is in writing and signed by both parties, and duly delivered between them. This Lease may not be modified by oral agreement, usage, course of conduct, estoppel, partial performance, performance based on a writing not signed by both parties, nor in any other manner, other than in a writing which has been signed by both parties and has been duly delivered between them. This Lease and all rights and duties hereunder shall inure to the benefit of and shall be binding upon Landlord and Tenant and their respective personal representatives or Guarantors, administrators, executors, heirs, successors and assigns. If more than one person is identified as Tenant herein, their obligations under this Lease shall be the joint and several obligation of each such person.

SECTION 22.04. No Representations; “As-Is” Basis; Miscellaneous.

This Lease is made without representations, promises or warranties of any kind, express or implied, by Landlord as to the order, repair or condition of the Premises, the building or buildings of which it forms a part, or of any appurtenances thereto, or as to the fitness of the Premises or its appurtenances for any use or purpose, or as to any of the tem1s or conditions of this Lease. It is understood and agreed that the Premises are being taken by Tenant on an “AS-IS” basis, except as may be specifically provided otherwise in this Lease. Tenant shall make no claims on account of representations, promises or assurances whatsoever, whether made orally or in writing by any renting agent, broker, partner, attorney, officer or other representative of Landlord relating to the Premises, or the Shopping Center or any other tenants therein, or otherwise, unless the same is specifically set forth in this Lease. In and by taking occupancy of the Premises, Tenant agrees (i) that Landlord has satisfactorily completed all improvements, if any, to the Premises on Landlord’s part to be performed, and (ii) that as it relates to the condition of the Premises, and the fitness thereof generally and for Tenant’s specific use, Tenant is relying on its own inspections, investigations and observations, and not on any representations alleged to have been made (whether expressly or impliedly) by Landlord or its agents, except for any representations expressly stated in this Lease. Upon Tenant’s taking possession of the Premises any unexpired or unwaived contingency or cancellation provisions rnnning to Tenant’s benefit in this Lease shall thereby become void notwithstanding any time periods to the contrary in any such provision. Nothing in the foregoing is intended to create any implied contingency rights on Tenant’s behalf.

SECTION 22.05. Acts Beyond Control of Landlord.

In the event that Landlord shall be delayed or hindered in or prevented from the performance of any act required on its part hereunder by any reason not the fault of or not within the reasonable control of Landlord, including, without limitation, strikes, lockouts, labor troubles, materials shortages, power failures, restrictive laws or regulations, riots, insurrection, war, and other reasons of like nature, then Landlord’s performance of such act shall be excused for the period of the delay and for a reasonable cure period after the end of such delay. This provision shall not operate to excuse Tenant from the prompt payment of Minimum Rent, Additional Rent or any other payments required by the terms of this Lease.

SECTION 22.06. Interpretation; Governing Law.

Wherever the word “Landlord” or “Tenant” is used in this Lease, it shall be considered to be in the plural as necessary, and when the singular and/or neuter pronouns are used herein, the same shall be constmed as including all persons, firms, partnerships, associations and corporations designated respectively as Landlord or Tenant in the heading of this instrument wherever the context requires. In all contexts, the word “Tenant” shall include Tenant’s agents, licensees, customers, employees, invitees, and aJl other persons in or on the Premises at Tenant’s invitation or with Tenant’s consent. Where multiple persons have signed this Lease as Tenant, their liability hereunder shall be regarded to be joint and several. This Lease shall be governed by and construed under the laws of the State of Florida.

SECTION 22.07. Notices.

Notices to Tenant under this Lease will be in writing addressed to Tenant and mailed, sent by overnight delivery using a nationally recognized overnight delivery service or personally delivered to the address specified in Section 1.0l(B). Notices to Landlord under this Lease will be in writing addressed to Landlord (and its agents and mortgagee, as applicable) and mailed, sent by overnight delivery using a nationally recognized overnight delivery service or delivered to the address specified in Section 1.01(B). Notices mailed will be given by registered or certified mail, return receipt requested. Notices delivered personally will be deemed to have been given as of the date of delivery, notices given by mail will be deemed to have been given forty-eight (48) hours after the time said properly addressed notice is placed in the mail and notices sent by overnight delivery service will be deemed given on the next business day after delivery to the courier in time sufficient to permit the courier to complete such next business day service. Each party may change its address from time to time by written notice given to the other as specified above.

SECTION 22.08. Recording.

Neither this Lease nor any memorandum thereof shall be recorded by Tenant.

SECTION 22.09. Submission of Lease.

The submission of this Lease, unsigned, for Tenant’s examination or signature does not constitute an offer to lease. This Lease shall become effective only upon the full execution hereof by both Landlord and Tenant, with such witnesses and acknowledgment as may be required by the laws of Florida or other state in which signed, and the mutual delivery and receipt between them of at least one fully executed counterpart hereof for each party.

SECTION 22.10. Broker’s Commission.

Tenant and Landlord each represent to the other that, except for Landlord’s Broker representing Landlord Anthony Bernabe of Equity, LLC each has not dealt with any real estate broker, sales person or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease. Landlord shall be responsible for the payment of any and all commissions due to Landlord’s Broker pursuant to a separate agreement. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than Landlord’s Broker with whom the Tenant has dealt in connection with this Lease including, without limitation, any attorney’s fees incurred by the indemnified party in connection with said claims.

SECTION 22.11. Intentionally Deleted

SECTION 22.12. Guaranty.

The payment of all rents and charges, and the performance of all covenants of Tenant, required by this Lease are guaranteed by the Guarantor specified in Section l.0l(M) of this Lease, pursuant to that certain Guaranty Agreement, a copy of which is attached hereto as Exhibit “D” and made a part hereof, an original executed copy of which shall be delivered to Landlord by Tenant along with Tenant’s delivery of this Lease fully executed by Tenant.

SECTION 22.13. Intentionally Deleted.

SECTION 22.14. Prohibited Uses.

Tenant acknowledges and agrees that Landlord may record in the public records of Orange County, Florida a Declaration of Restrictive Covenants with respect to the Shopping Center (the “Declaration”). As a material inducement to Landlord entering into this Lease with Tenant, Tenant shall at all times comply with the terms of the Declaration including, without limitation, building restrictions, prohibited uses, and parking restrictions. Tenant acknowledges and agrees that the terms of the Declaration may restrict the rights granted to Tenant hereunder and Tenant hereby agrees the terms of this Lease are subject to modifications that Landlord deems necessary to comply with, or avoid violation of, the Declaration; provided, however, that in the event the Declaration prohibits Tenant from using the Premises for the Permitted Use, as specified in Section l.0l(C), then this Lease shall be terminated upon Tenant’s receipt of a letter notice from Landlord to Tenant with respect to same. In the event of any termination of this Lease pursuant to this Section, neither party shall have any further liability hereunder.

SECTION 22.15. Sales Tax.

Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes, levies and fees of every kind and nature including but not limited to general or special assessments assessed during the Tenn against any personal property of any kind, owned by or placed in the Premises by Tenant and taxes assessed on the basis of Tenant’s occupancy thereof, including, but not limited to, taxes measured by all Rents and payments due hereunder from Tenant to Landlord.

Tenant understands that there is a Florida sales tax on the payments of Rent and Additional Rent to be made by Tenant to Landlord hereunder, which sales tax is presently at the rate of    (_%). Tenant agrees to pay to Landlord each month with the Rent Florida sales tax thereon. Should any governmental taxing authority acting under any present or future law, ordinance or regulation, increase the sales tax rate or levy or assess or impose a tax, excise and/or assessment (other than an income or franchise tax) upon or against the Rent payable by Tenant to Landlord, either by way of substitution for or in addition to the sales tax or any existing tax on land and buildings or otherwise, Tenant shall be responsible for and shall pay such tax, excise and/or assessment to Landlord or directly to the governmental taxing authority if such direct payment is mandated.

SECTION 22.16. Radon Gas.

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional info1mation regarding radon and radon testing may be obtained from your county health depa1tm.ent. This notice is provided pursuant to s. 404.056 (5), Florida Statutes.

SECTION 22.17. Environmental Compliance.

(a) Prohibition of Storage. As used herein, “Hazardous Mate1ials Laws” means all federal, state and local laws, statutes, ordinances and regulations, rules, rulings, policies, orders and administrative actions and orders relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, infectious waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any “hazardous substances, ” “hazardous wastes,” “hazardous materials” or “toxic substances” under any such laws, ordinances or regulations (collectively, “Hazardous Materials”). Tenant shall, at its own expense, at all times and in all respects: (i) comply with all Hazardous Materials Laws regarding Hazardous Materials introduced in or about the Shopping Center and the Premises by or at the direction of Tenant or in connection with Tenant’s use of the Premises (“Tenant’s Hazardous Materials”); and (ii) procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals relating to Tenant’s Hazardous Materials within, on, under or about the Shopping Center in conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Landlord recognizes and agrees that Tenant may use Tenant’s Hazardous Materials in normal quantities that are applicable to the use specified in Section l.0l(C), and that such use by Tenant shall not be deemed a violation of this Section, so long as the levels are not in violation of any Hazardous Materials Laws. Upon termination or expiration of the Lease, Tenant shall, at its own expense, cause all of Tenant’s Hazardous Materials to be removed from the Premises and Common Areas and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business as described in this Lease. Tenant may operate its business according to the custom of the industry so long as the use or presence of Tenant’s Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord), and hold Landlord and Landlord’s Indemnitees free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses and expenses (including attorneys’ fees) for death or injury to any person or damage to any property whatsoever, including, without limitation, the Common Areas, arising from or caused in whole or in part, directly or indirectly, by the presence in or about the Shopping Center of any of Tenant’s Hazardous Materials or by Tenant’s failure to comply with any Hazardous Materials Law regarding Tenant’s Hazardous Materials or in connection with any removal, remediation, clean up, disposal, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of Tenant’s Hazardous Materials.

(b) Disclosure Warning and Notice Obligations. Tenant shall comply with all laws, ordinances and regulations in the State where the Premises is located regarding the disclosure of the presence or danger of Tenant’s Hazardous Materials. Tenant acknowledges and agrees that all reporting and warning obligations required under the Environmental Laws with respect to Tenant’s Hazardous Materials are the sole responsibility of Tenant, whether or not such Environmental Laws pem1it or require Landlord to provide such reporting or warnings, and Tenant shall be solely responsible for complying with such Environmental Laws regarding the disclosure of, the presence or danger of Tenant’s Hazardous Materials. Tenant shall immediately notify Landlord, in writing, of any complaints, notices, warnings, reports or asserted violations of which Tenant becomes aware relating to Hazardous Materials on or about the Premises. Tenant shall also immediately notify Landlord if Tenant knows or has reason to believe Tenant’s Hazardous Materials have or will be released in or about the Shopping Center.

(c) Environmental Tests and Audits. Tenant shall not perform or cause to be performed, any Hazardous Materials surveys, studies, reports or inspection, relating to the Premises without obtaining Landlord’s advance written consent, which consent may be withheld in Landlord’s sole discretion. At any time prior to the expiration of the Term, Landlord shall have the right to enter upon the Premises in order to conduct appropriate tests and to deliver to Tenant the results of such tests to demonstrate that levels of any Hazardous Materials in excess of permissible levels has occurred as a result of Tenant’s use of the Premises.

(d) Survival/Tenant’s Obligations. The respective rights and obligations of Landlord and Tenant under this Article and in Section 13.02 shall survive the expiration or termination of this Lease.

The provisions of this Section shall be in addition to the provisions of any other Section hereof.

SECTION 22.18. Relocation

If during the Term Landlord decides to: (a) add a new tenant; (b) relocate or expand a then existing tenant; or (c) otherwise remodel, expand or reconfigure the Shopping Center, and such addition, relocation, expansion, remodeling or reconfiguration involves the Premises, Landlord shall have the right to relocate Tenant to other available, mutually acceptable space in the Shopping Center. Upon receipt of notice from Landlord that Landlord wishes to relocate Tenant (which notice shall include a designation of the space to which Landlord desires to relocate Tenant), Landlord and Tenant shall attempt in good faith to agree upon the space to which Tenant shall be relocated, the configuration and improvements to be provided by Landlord in the agreed space and the rental and additional charges to be paid by Tenant for same. If Landlord and Tenant are unable to agree within thirty (30) days after the date of Landlord’s notice on the space to which Tenant shall be relocated or the improvements therein to be provided by Landlord or the rental and other charges to.be paid by Tenant for same, then Landlord shall have the right to terminate this Lease upon notice to Tenant specifying the effective date of such termination (which date shall be not earlier than ninety (90) days after the date of such notice).

If Landlord and Tenant agree upon the above described items within such thirty (30) day period, Landlord and Tenant shall execute a new Lease or an amendment to this Lease evidencing such agreement and containing or continuing all other provisions of this Lease. Thereafter Landlord shall pay all costs to move Tenant’s then existing equipment, trade fixtures, inventory and personal property to the new location together with the cost of any improvements to the new location agreed upon by Landlord and Tenant and the unamortized balance (computed on a straight line basis over the Lease Term), if any, of any leasehold improvement to the Premises which was paid for by Tenant but not able to be moved to the new location.

If Landlord terminates this Lease pursuant to this Section 22.18, on the effective date for the termination Tenant shall pay Landlord all amounts due Landlord through such effective date.

SECTION 22.19. Anti-Terrorism Representation.

Tenant (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/ofac/tl1 sdn.pdf> or at any replacement website or other replacement official publication of such list; (ii) is currently in compliance with and will at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Te1Torism), or other governmental action relating thereto; and (iii) has not used and will not use funds from illegal activities for any payment made under this Lease.

SECTION 22.20. Time is of the Essence.

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

[Signatures are on the next pages.]

IN TESTIMONY WHEREOF, Landlord and Tenant have caused this Lease to be signed, in duplicate, effective as of the date set forth below Landlord’s signature.

TENANT:
Signed in the presence of:

1)__________________________

2)__________________________

Name:

Title:

Name:

Signed in the presence of:

1)	By:
Name:	Name:

2)	Title:
Name:

LANDLORD:

Signed in the presence of:

1)__________________________

2)__________________________
Name:

Title:

Date:

EXHIBIT “A”

RENT SCHEDULE

EXHIBIT “B”
LANDLORD’S WORK

EXHIBIT “B-1”
CONTRACTOR REQUIREMENTS

EXHIBIT “B-2”
WORK LETTER

EXIDBIT “C”
SIGN CRITERIA

EXHIBIT “D”

GUARANTY AGREEMENT

EXHIBIT “E”

WEKIVA CORNERS RULES AND REGULATIONS

EXHIBIT “F”

MEMORANDUM OF RENT COMMENCEMENT

EXHIBIT “G”

DISBURSEMENT OF TENANT IMPROVEMENT ALLOWANCE